UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-12

HEARTLAND PAYMENT SYSTEMS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
	☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2008

The Board of Directors of Heartland Payment Systems, Inc. (the “Company”) hereby gives notice that the 2008 Annual Meeting of Stockholders will be held at the Nassau Inn, 10 Palmer Square, Princeton, NJ 08540, on May 2, 2008 at 11:00 a.m. (local time), for the following purposes:

1.
To elect eight (8) Directors to the Company’s Board of Directors for terms expiring at the 2009 Annual Meeting and until their successors are duly elected and qualified as provided in the Company’s Bylaws;

2.	To approve the 2008 Equity Incentive Plan to replace the Second Amended and Restated 2000 Equity Incentive Plan;
3	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008; and
4.	To transact any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

This notice of meeting, the Company’s Proxy Statement and the accompanying proxy card, and the Company’s Annual Report, including the Company’s Form 10-K, were first mailed on or about April 3, 2008. Stockholders of record at the close of business on March 19, 2008 are entitled to notice of and vote at the meeting and any adjournments or postponements thereof.  If you attend the meeting you may vote in person if you wish, even though you have previously returned your proxy.

By Order of the Board of Directors

/s/ Charles H.N. Kallenbach

Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Secretary

Princeton, New Jersey
Date:  April 3, 2008

IMPORTANT:  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.  THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NJ  08542

PROXY STATEMENT
2008 Annual Meeting of Stockholders
To Be Held On May 2, 2008

This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of Heartland Payment Systems, Inc., a Delaware corporation (the “Company”), of proxies for use at the 2008 Annual Meeting of Stockholders  (the “Annual Meeting”) of the Company to be held on May 2, 2008, at 11:00 a.m., Eastern Time, at the Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, and at any adjournments thereof.  This Proxy Statement and the enclosed proxy card and the Company’s Annual Report to Stockholders, including the Company’s Form 10-K, for the fiscal year ended December 31, 2007 are first being sent to stockholders on or about April 3, 2008.

Voting Securities.  The close of business on March 19, 2008 has been selected as the record date (the “Record Date”) for determining the holders of outstanding shares of the Company’s common stock, par value $0.001 per share (the  “Common Stock”), entitled to receive notice of and vote at the Annual Meeting.  On the Record Date, there were approximately 37,273,474 shares of Common Stock outstanding and approximately 50 holders of record.  Each holder of record is entitled to one (1) vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date.  No other class of securities will be entitled to vote at the Annual Meeting.  Stockholders have no cumulative voting rights.

Quorum.  The presence in person or by properly executed proxy of the record holders of a majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting.  Shares that are voted “FOR, AGAINST, ABSTAIN” or “WITHHOLD” on a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum.

Vote Required.   Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors.  A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.  For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval.

Abstentions. Under the Company’s Bylaws and applicable Delaware law, abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for transacting business and (ii) the total number of shares present in person or represented by proxy and entitled to vote on a proposal.  A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum.  Accordingly, for any matter other than the election of directors an abstention will have the same effect as a vote against the proposal.

Broker Non-Votes. Broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular non-routine proposal) will be counted in determining whether a quorum is present.  Proposal 2 is a non-routine proposal with respect to which the broker or nominee is not empowered to vote. Thus, if stockholders do not give their broker or nominee specific instructions with respect to Proposal 2, their shares will not be voted on those matters and will not be counted in determining the number of shares necessary for approval.  With respect to all other proposals, the broker or nominee has the authority to vote such shares absent contrary voting instructions from the stockholder.

Voting of Proxies. All shares represented by a valid proxy card received prior to the Annual Meeting will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy card, the shares will be voted FOR all nominees, FOR all other proposals described herein, and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

A stockholder giving a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivering to the Secretary of the Company at the address given above, a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the Annual Meeting and voting in person.

The Board of Directors does not anticipate that any other matters will be brought before the Annual Meeting.  If, however, other matters are properly presented, the persons named in the proxy will have discretion, to the extent allowed by Delaware law, to vote in accordance with their own judgment on such matters.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

Eight (8) individuals, all of whom are presently members of our Board of Directors, have been nominated for election as our Directors for terms expiring at the 2009 Annual Meeting and until their respective successors are elected and qualified.  The persons named in the proxy, who have been designated by our management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below.  If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors.  The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected.

Vote Required

If a quorum is present, the affirmative vote of the holders of a plurality of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 1.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information Concerning Directors and Nominees

Information regarding each nominee for Director is set forth in the following table:

Name	Age	Director Since	Position	Term Expires on the Annual Meeting Held In The Year
Robert O. Carr	62	2000	Chairman and Chief Executive Officer	2009
Scott L. Bok	48	2001	Director	2009
Mitchell L. Hollin	45	2001	Director	2009
Robert H. Niehaus	52	2001	Director	2009
Marc J. Ostro, Ph.D	58	2002	Director	2009
Jonathan J. Palmer	64	2003	Director	2009
George F. Raymond	70	2004	Director	2009
Richard W. Vague	52	2007	Director	2009

Robert O. Carr, age 62, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000.  Mr. Carr had been Chairman of the Members’ Committee and Chief Executive

Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective.  Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.

Scott L. Bok, age 48, has served as one of our Directors since October 2001.  Mr. Bok has served as the U.S. President of Greenhill & Co., Inc., an investment banking firm, since January 2004 and as a member of Greenhill & Co.’s Management Committee since its formation in January 2004.  Mr. Bok is also a member of the Investment Committee of Greenhill Capital Partners, LLC.  In addition, Mr. Bok has been a director of Greenhill & Co., Inc. since March 2004.  From 2001 until the formation of Greenhill & Co.’s Management Committee, Mr. Bok participated on the two-person administrative committee responsible for managing Greenhill’s operations.  Mr. Bok joined Greenhill & Co. as a Managing Director in February 1997.  Before joining Greenhill & Co., Mr. Bok was a Managing Director in the Mergers, Acquisitions and Restructuring department of Morgan Stanley & Co., where he worked from 1986 to 1997.  From 1984 to 1986, Mr. Bok practiced law in New York with Wachtell, Lipton, Rosen & Katz.  Mr. Bok is a member of the board of directors of various private companies and charitable organizations. Mr. Bok received a B.S. in Economics from the University of Pennsylvania’s Wharton School and a J.D. from the University of Pennsylvania Law School.

Mitchell L. Hollin, age 45, has served as one of our Directors since October 2001.  Mr. Hollin is a Partner of LLR Capital, L.P., which is the general partner of LLR Equity Partners, L.P., an independent private equity firm, which he joined in August 2000.  From 1994 until joining LLR Capital, L.P., Mr. Hollin was a founder and Managing Director of Advanta Partners LP, a private equity firm affiliated with Advanta Corporation.  Prior to his involvement with Advanta Partners LP, Mr. Hollin was a Vice President at Cedar Point Partners LP, a middle market buyout firm and before that an Associate at Patricof & Co. Ventures, Inc., an international venture capital firm. Mr. Hollin is a member of the board of directors of various private companies.  Mr. Hollin received a B.S. in Economics and an M.B.A. from the Wharton School of the University of Pennsylvania.

Robert H. Niehaus, age 52, has served as one of our Directors since October 2001.  Mr. Niehaus is a Managing Director of Greenhill & Co., Inc. and serves as the Chairman and a Senior Member of GCP 2000, LLC and the Chairman and a Senior Member of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners.  Mr. Niehaus has been a member of Greenhill & Co.’s Management Committee since its formation in January 2004.  Mr. Niehaus joined Greenhill & Co. in January 2000 as a Managing Director to begin the formation of Greenhill Capital Partners.  Prior to joining Greenhill & Co., Mr. Niehaus spent 17 years at Morgan Stanley & Co., where he was a Managing Director in the merchant banking department from 1990 to 1999.  Mr. Niehaus was vice chairman and a director of the Morgan Stanley Leveraged Equity Fund II, L.P., a private equity investment fund, from 1992 to 1999, and was Vice Chairman and a Director of Morgan Stanley Capital Partners III, L.P., a private equity fund, from 1994 to 1999.  Mr. Niehaus was also the Chief Operating Officer of Morgan Stanley’s merchant banking department from 1996 to 1998.  Mr. Niehaus is a director of American Italian Pasta Company, a producer and marketer of dry pasta, Exco Holdings, Inc., an oil and gas company, Global Signal Inc., a company that owns and manages wireless communications towers and other communications sites, and various private companies.  Mr. Niehaus received a B.A. in International Affairs from the Woodrow Wilson School at Princeton University and an M.B.A. from the Harvard Business School.

Marc J. Ostro, Ph.D., age 58, has served as one of our Directors since October 2002.  Since February 17, 2006, Dr. Ostro has served as a General Partner in Devon Park Bioventures, a venture capital fund targeting investments in therapeutics companies and, in certain cases, medical device, diagnostic and drug discovery technology companies.  Previously, from January 2002 to February 2006, Dr. Ostro was a partner at TL Ventures, L.P., a Pennsylvania-based venture capital firm. Immediately prior to that, Dr. Ostro was a private consultant to the biotechnology industry since May 2000.  From November 1997 to May 2000, he was Senior Managing Director and Group Leader for KPMG Life Science Corporate Finance (Mergers and Acquisitions).  In 1981, Dr. Ostro co-founded The Liposome Company, a biotechnology company.  Dr. Ostro received a B.S. in Biology from Lehigh University, a Ph.D. in Biochemistry from Syracuse University, and was a Postdoctoral Fellow and Assistant Professor at the University of Illinois Medical School.

Jonathan J. Palmer, age 64, has served as one of our Directors since November 2003.  Since November 2005, Mr. Palmer has served as President and Chief Executive Officer of FSV Payment Systems, a leading prepaid debit issuer and processor.  From 1999 to October 2003, Mr. Palmer served as President and Chief Executive Officer of Vital Processing Services.  From 1996 to 1999, he served as President and CEO of Wellspring Resources, an outsourced benefits administrator.  From 1990 to 1996, Mr. Palmer was the Chief Retail Banking and Technology Executive at Barnett Banks, where he created Barnett Technologies, an outsourced services firm offering a wide range of back office functions for banks.  Prior to joining Barnett Banks, he was an Executive Vice President with Shearson Lehman Brothers, and held a number of roles at Fidelity Bank in Philadelphia, succeeding to Vice Chairman in the late 1980s.  Mr. Palmer received a B.S. in Applied Mathematics from LaSalle University, and an M.B.A. from the Wharton School of the University of Pennsylvania.

George F. Raymond, age 70, has served as one of our Directors since March 2004.  Mr. Raymond has served as President of Buckland Corporation, a consulting company to the information technology industry, since 1989. Previously, Mr. Raymond was Chief Executive Officer of Automatic Business Centers, Inc., a payroll processing company he founded in 1972 and sold to Automatic Data Processing Corporation in 1989.  Mr. Raymond is a director of BMC Software, Inc., a provider of business management software, Analytical Graphics, Inc., a privately held software solutions provider, and NationsHealth, a health care provider.  Mr. Raymond received a B.B.A. in Accounting from the University of Massachusetts and qualified as a C.P.A. in Pennsylvania.

Richard W. Vague, age 52, has served as a Director since May 2007.  Since 2007, Mr. Vague has served as Chief Executive Officer and Co-Founder of Energy Plus, a Philadelphia-based, progressive, independent Energy Service Company (ESCO).  Immediately prior to that, Mr. Vague served as the Chief Executive Officer of Barclays Bank Delaware, a financial institution and credit card issuer, since December 2004.  Previously, Mr. Vague was Chief Executive Officer of Juniper Financial, a direct consumer credit card bank, since he co-founded that company in 2000.  From 1985 to 2000, Mr. Vague was the co-founder, Chairman and Chief Executive Officer of First USA, and Chairman of Paymentech, the merchant processing subsidiary of First USA.  In 1997, Bank One acquired First USA.  Mr. Vague serves as a Director of Barclays Bank Delaware.  Mr. Vague received a B.S. in communication from the University of Texas at Austin.

There are no family relationships among any of the Company’s directors or executive officers.

Information Concerning the Board of Directors and Its Committees

Under our amended and restated certificate of incorporation, the Board of Directors determines the number of directors on the Board.  We currently have eight (8) Directors. The Board of Directors held six (6) meetings during the fiscal year ended December 31, 2007.  Mr. Niehaus attended four (4) of such meetings of the Board of Directors.  Each of our other Directors attended at least 75% of the aggregate number of meetings of the Board of Directors and relevant committees held during fiscal year 2007.

It is our policy to encourage directors to attend our annual meetings of stockholders.  For 2007, all of our Directors attended the annual meeting of stockholders.

The Board of Directors has determined that the following Directors are “independent” under current New York Stock Exchange (“NYSE”) rules: Scott L. Bok, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D., Jonathan J. Palmer, George F. Raymond and Richard W. Vague.  To be considered independent our Directors must meet the bright-line independence standards under the listing standards of the NYSE, and the Board of Directors must affirmatively determine that the Director otherwise has no material relationship with us, directly, or as an officer, shareowner or partner of an organization that has a relationship with us.  Dr. Ostro serves as a trustee of six (6) irrevocable trusts for the benefit of the children of Mr. Carr and his wife.  The Board of Directors believes that Dr. Ostro’s position as trustee of these trusts is immaterial and does not affect his independence under the NYSE rules.  Robert O. Carr serves as Chairman at meetings of the Board of Directors.  The Chairman of our Nominating and Corporate Governance Committee, Dr. Ostro, presides over executive sessions of our non-management Directors.  During fiscal year 2007, four (4) executive sessions of our non-management Directors were held.  The Board of Directors has standing Audit, Compensation and Nominating/Corporate Governance Committees.

For additional information on our corporate governance, including the charters approved by the Board of Directors for the Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee, the Code of Business Conduct and Ethics and the Corporate Governance Guidelines, please visit our investor relations website at www.heartlandpaymentsystems.com.  Printed copies of this information may be obtained by requesting copies from our Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.

Audit Committee.  Our Audit Committee is solely responsible for the appointment of and reviewing fee arrangements with our independent accountants, and approving any non-audit services by our independent accountants. (See the section entitled, “Principal Accountant Fees and Services” below).  Our Audit Committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent accountants.  Our Audit Committee currently consists of Messrs. Palmer and Raymond and Dr. Ostro, each of whom is an independent director under current NYSE rules and Rule 10A-3 under the Exchange Act, and is chaired by Mr. Raymond.  We believe that each of the members of the Audit Committee is financially sophisticated and is able to read and understand our consolidated financial statements.  Our Board of Directors has determined that Mr. Raymond is an Audit Committee ‘‘financial expert’’ as defined under the regulations of the Exchange Act.  Mr. Raymond also serves on the Audit Committee of NationsHealth, BMC Software, Inc. and DocuCorp. International, Inc.  Our Board of Directors has determined Mr. Raymond’s service on the audit committees of these companies does not impair his ability to serve on our Audit Committee.  Our Audit Committee held five (5) meetings during 2007.

Compensation Committee. Our Compensation Committee is primarily responsible for reviewing and approving the compensation and benefits of our named executive officers and Directors; evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives; administering our employee benefit plans and making recommendations to our Board of Directors regarding these matters; and for administering our equity compensation plans.  Our Compensation Committee currently consists of Messrs. Hollin, Niehaus and Palmer, each of whom is an independent director under current NYSE rules.  Mr. Niehaus serves as chairman of our Compensation Committee.  Our Compensation Committee held two (2) meetings during 2007.

Our Chief Executive Officer conducts performance reviews of members of executive management and makes recommendations to the Compensation Committee on compensation, including wage increases, bonuses and equity grants, based on the Company’s overall performance and our his assessment of the individual’s performance.  The Compensation Committee reviews these recommendations independently and approves, with any modifications it considers appropriate, the compensation.

For additional disclosure on our compensation of executive officers see the section entitled “Compensation Discussion and Analysis” below.

Nominating/Corporate Governance Committee.  Our Nominating/Corporate Governance Committee makes recommendations to the Board of Directors concerning nominations to the Board, including nominations to fill a vacancy (including a vacancy created by an increase in the Board of Directors).  The Nominating/Corporate Governance Committee will consider nominees for Directors nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees in accordance with our Bylaws.  This Committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies.  Our Nominating/Corporate Governance Committee currently consists of Messrs. Bok and Raymond and Dr. Ostro, each of whom is an independent director under current NYSE rules.  Our Nominating/Corporate Governance Committee did not hold any meetings during 2007.

Communication with Directors

Stockholders who wish to communicate with the entire Board of Directors, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling Charles Kallenbach at 609-683-3831, extension 2224 or by mail c/o Corporate Secretary, Heartland Payment Systems, Inc., 90 Nassau Street, 2nd Floor, Princeton, New Jersey 08542.  Communications are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication.  In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries.  In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

Our Board has also adopted policies designed to allow stockholders and other interested parties to communicate directly with our Directors. Any interested party that wishes to communicate directly with the Board or any Director or the non-management Directors as a group should send communications in writing to Chairman of the Audit Committee (currently George F. Raymond), c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542.  The mailing envelop must contain a clear notation indicating that the enclosed letter is “Stockholder/Interested Party – Non-Management Director Communication,” “Stockholder/Interested Party – Board Communication,” “Stockholder/Interested Party – Audit Committee Communication” or “Stockholder/Interested Party – Director Communication,” as appropriate.  All such letters must identify the author as a stockholder or other interested party and clearly state whether the intended recipients are all members of the Board, a committee of the Board or certain specified individual Directors.  Copies of all such letters will be circulated to the appropriate Director or Directors.  There is no screening process in respect of communications from stockholders or other interested parties which are sent in such manner.  Interested parties may also call Mr. Raymond with such concerns at (239) 948-9453 or (856) 235-8379.  The information for communicating with the Audit Committee and Non-management Directors is also available in the Corporate Governance Guidelines which are located in the investor relations section of our website, www.heartlandpaymentsystems.com.

Director Compensation

In 2007, members of the Board of Directors who were not our employees received annual retainers of $10,000.  Mr. Carr, as an employee of the Company, did not receive compensation for his service on the Board of Directors.  The chair of the Audit Committee, Mr. Raymond, received an annual retainer of $15,000.  In addition, all members of the Board of Directors who were not our employees received $1,500 for each board meeting attended in person and $1,000 for each committee meeting attended in person.  Any new non-employee Director who has not been in our prior employ will receive an initial option to purchase 10,000 shares of our Common Stock on the date such individual joins the Board of Directors.  These options will vest over a period of two (2) years.  In addition, beginning on the date of the third annual stockholders meeting held after a non-employee Director joins the Board, such Director will automatically be granted a vested option to purchase 5,000 shares of our Common Stock.  See the section entitled, “Executive Compensation— Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan.” below

Under these arrangements, we paid the members of the Board of Directors who are not our employees the following compensation during the fiscal year ended December 31, 2007:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total Compensation ($)
Scott L. Bok	$ 17,500	$28,700(2)	$ 46,200
Mitchell L. Hollin.	$ 17,500	$28,700(2)	$ 46,200
Robert H. Niehaus	$ 14,500	$28,700(2)	$ 43,200
Marc J. Ostro, Ph.D	$ 17,500	$28,700(2)	$ 46,200
Jonathan J. Palmer	$ 17,500	$28,700(2)	$ 46,200
George F. Raymond	$ 22,500	$28,700(2)	$ 51,200
Richard W. Vague	$ 12,000	$63,800(3)	$ 75,800

(1)
Amounts represent the total fair value of stock options granted in 2007 as determined under SFAS No. 123R.  Under SFAS No. 123R, we estimate the grant date fair value of the stock options we issue using the Black-Scholes valuation model.  We determine an expected volatility assumption by referencing the average volatility experienced by six of our public company peers.  We used an average of a peer group because we do not have sufficient historical volatility data related to market trading of our own Common Stock.  We estimate the expected life of a stock option based on the simplified method for “plain-vanilla” stock options as provided by the staff of the SEC in Staff Accounting Bulletin 107.  The simplified method is used because, at this point, we do not have sufficient historical information to develop reasonable expectations about future exercise patterns.  Our dividend yield assumption is based on actual dividends expected to be paid over the expected life of the stock option.  Our risk-free interest rate assumption for stock options granted is determined by using U.S. treasury rates of the same period as the expected option term of each stock option.

(2)	The fair value of each option was $5.74. The fair value of options granted was estimated at the grant date using the following weighted average assumptions:

Expected volatility	31%
Expected life	2.5 years
Expected dividends	1.00%
Risk-free interest rate	3.09%

(3)	The fair value of each option was $6.38. The fair value of options granted was estimated at the grant date using the following weighted average assumptions:

Expected volatility	30%
Expected life	3.25 years
Expected dividends	0.80%
Risk-free interest rate	4.57%

Options Granted to Directors in 2007
	Number of Securities Underlying Options	Exercise	Grant	Expiration
Name	Granted (#)	Price	Date	Date

Scott L. Bok	5,000	$27.40	12/20/2007	12/22/2012
Mitchell L. Hollin	5,000	$27.40	12/20/2007	12/22/2012
Robert H. Niehaus	5,000	$27.40	12/20/2007	12/22/2012
Marc J. Ostro, Ph.D	5,000	$27.40	12/20/2007	12/22/2012
Jonathan J. Palmer	5,000	$27.40	12/20/2007	12/22/2012
George F. Raymond	5,000	$27.40	12/20/2007	12/22/2012
Richard W. Vague	10,000	$24.93	5/7/2007	5/7/2012

Director Options Outstanding at December 31, 2007
Number of Stock Options
Name	Outstanding

Scott L. Bok	15,000
Mitchell L. Hollin	15,000
Robert H. Niehaus	15,000
Marc J. Ostro, Ph.D	45,000
Jonathan J. Palmer	15,000
George F. Raymond	35,000
Richard W. Vague	10,000

Director Nomination

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating/Corporate Governance Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the Directors are independent under the rules of the NYSE, that members of our Audit Committee meet the financial literacy and sophistication requirements under the rules of NYSE and at least one (1) of them qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission.  Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of our business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating/Corporate Governance Committee will consider written proposals from stockholders for nominees for Director.  Any such nominations should be submitted to the Nominating/Corporate Governance Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2009 Annual Meeting”.  No director nominations were submitted by stockholders for the 2008 Annual Meeting.

Process for Identifying and Evaluating Nominees.  The Nominating/Corporate Governance Committee believes the Company is well served by its current Directors.  In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors.  If an incumbent Director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought.  Director candidates will be selected based on input from members of the Board, our senior management and, if the Nominating/Corporate Governance Committee deems appropriate, a third-party search firm.  The Nominating/Corporate Governance Committee will evaluate each candidate’s qualifications and check relevant references.  In addition, such candidates will be interviewed by at least one member of the Nominating/Corporate Governance Committee.  Candidates meriting serious consideration will meet with all members of the Board.  Based on this input, the Nominating/Corporate Governance Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

Since becoming a public company, we have never received a proposal from a stockholder to nominate a Director.  Although the Nominating/Corporate Governance Committee has not adopted a formal policy with respect to stockholder nominees, the Committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.  No formal policy regarding stockholder nominees has been implemented because there has never been a proposal from a qualifying stockholder to nominate a Director.

Board Nominees for the 2008 Annual Meeting.  Robert O. Carr, Scott L. Bok, Mitchell L. Hollin, Robert H. Niehaus, Marc J. Ostro, Ph.D, Jonathan J. Palmer, George F. Raymond, and Richard W. Vague are nominees listed in this Proxy Statement, and each such person is a current Director standing for re-election.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF
ROBERT O. CARR, SCOTT L. BOK, MITCHELL L. HOLLIN, ROBERT H. NIEHAUS, MARC J.
OSTRO, PH.D, JONATHAN J. PALMER, GEORGE F. RAYMOND, AND RICHARD W. VAGUE FOR
ELECTION TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 2:

APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN

        The Compensation Committee of the Board of Directors and the Board of Directors have approved and adopted the 2008 Equity Incentive Plan (the “2008 Plan”), subject to stockholder approval at the Annual Meeting.  The 2008 Plan is being adopted because our existing stock incentive plan, the Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”), has a limited number of shares remaining for issuance.

        If approved by the stockholders at the Annual Meeting, the 2008 Plan would govern the grant of stock awards (“stock awards”) and performance-based cash bonuses (“cash awards”) to our employees, directors, and consultants. This proposal will not affect awards previously granted under the 2000 Plan.  All outstanding awards under the 2000 Plan will remain outstanding, but no further grants will be made under the

2000 Plan if the 2008 Plan is approved.  As of December 31, 2007, there were 3,092,161 options outstanding under the 2000 Plan.  Between December 31, 2007 and the date of the Annual Meeting, we have granted and we intend to grant additional equity awards under the 2000 Plan of no more than 39,868 shares.  We plan to register the shares under the 2008 Plan pursuant to a registration statement on Form S-8 as soon as practicable after stockholder approval.

        Below is a summary of certain key provisions of the 2008 Plan.  The summary of the 2008 Plan does not purport to be a complete description of all the provisions of the 2008 Plan, and is qualified in its entirety by the provisions of the 2008 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

        Under the New York Stock Exchange rules, we are required to obtain stockholder approval of the 2008 Plan.  Stockholder approval of the 2008 Plan also will permit Heartland to grant “incentive stock options” eligible for special tax treatment under Code Section 422.  Finally, stockholder approval will constitute approval of (i) the performance criteria upon which performance-based awards that are intended to be deductible by us under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) may be based under the 2008 Plan; (ii) the annual per participant limit of 1,812,500 shares (3,625,000 in the case of a new hire) of common stock underlying stock options and stock appreciation rights that may be made under the 2008 Plan; (iii) the annual per participant limit of 671,296 shares (1,342,592 in the case of a new hire) of common stock for grants of restricted stock or other stock awards payable in shares of common stock other than stock options and stock appreciation rights; (iv) the annual per participant limit of $9,000,000 for grants of cash awards; and (v) the classes of employees eligible to receive awards under the 2008 Plan.

Summary of the 2008 Plan

        The 2008 Plan provides a flexible range of equity and cash award opportunities to attract, retain and motivate the best available talent for the successful conduct of our business in responding to changing circumstances over time.

         Eligibility.  Employees (including executive officers), members of the Board of Directors, and consultants of Heartland and our affiliates may participate in the 2008 Plan as designated by the Administrator (as defined below). Incentive stock options may be granted only to employees of Heartland or our subsidiaries.  We have approximately 2,500 employees, including five (5) named executive officers and employee directors, and seven (7) non-employee directors.  The amounts of awards that may be allocated to participants under the 2008 Plan will be determined at the discretion of the Administrator and are not presently determinable.

         Types of Awards.  The types of stock awards that will be available for grant under the 2008 Plan are:

•	incentive stock options;

•	nonstatutory stock options;

•	restricted stock bonus awards;

•	stock appreciation rights;

•	phantom stock units;

•	restricted stock units;

•	performance share bonus awards;

•	performance share units; and

•	performance cash bonuses

         Share Reserve.  A total of 7,250,000 shares of our Common Stock are proposed to be reserved for issuance under the 2008 Plan, minus (x) one (1) share for every one (1) share that was subject to outstanding options or stock appreciation rights under the 2000 Plan granted after December 31, 2007, and (y) two and seven tenths (2.7) shares for every one (1) share that was subject to outstanding restricted stock or other stock awards payable in shares of common stock other than stock options and stock appreciation rights under the 2000 Plan granted after December 31, 2007.  Not more than 7,250,000 shares of Common Stock may be issued under the 2008 Plan pursuant to incentive stock options (the “ISO Limit”).

The share reserve will be reduced by one (1) share upon exercise or redemption of an option or stock appreciation right, and reduced by two and seven tenths (2.7) shares for each share of common stock issued pursuant to a restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit (which are awards pursuant to which participants may receive the full value of the stock without any payment to us).  Cash settlement of stock awards shall not reduce the share reserve.
The share reserve shall not be reduced if we issue awards under the 2008 Plan in assumption of, or in substitution or exchange for, awards previously granted by an entity that we (or one of our subsidiaries) acquire.  Additionally, shares available under a pre-existing plan approved by the stockholders of an entity that we or any of our subsidiaries acquire or with which we or any of our subsidiaries combines (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction) may be used by us for awards granted under the 2008 Plan and shall not reduce the share reserve; provided that the issuance of such awards shall comply in all cases with NASD Rule 4350(i)(1)(A).

If any shares covered by an award granted under the 2008 Plan or the 2000 Plan, or to which such award relates, are forfeited, or if an award has expired unexercised or has been terminated or cancelled, or we reacquire or repurchase unvested shares, then such shares shall revert to and become available for grant under the 2008 Plan in the following manner: one (1) share for every one (1) share that was subject to a outstanding option or stock appreciation right, and (y) two and seven tenths (2.7) shares for every one (1) share that was subject to an outstanding restricted stock bonus award, restricted stock unit, phantom stock unit, performance share bonus award, or performance share unit.  However, shares used by a participant to pay the exercise price of any award or withholding taxes in respect of an option exercise and shares repurchased on the open market using option exercise proceeds shall not revert to or become available under the 2008 Plan.

If the 2008 Plan is approved by our stockholders, no awards may be granted under the 2000 Plan following such approval date.

         Section 162(m) Limit.  In order that certain stock and cash awards granted under the 2008 Plan may qualify under Section 162(m) of the Code, which permits performance-based compensation meeting the requirements established by the Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to our CEO and our other three most highly compensated executive officers at the end of the year (other than our CFO), the 2008 Plan limits awards that are intended to comply with Section 162(m) to any participant during any fiscal year to no more than 1,812,500 shares of common stock subject to options or stock appreciation rights, no more than 671,296 shares of common stock subject to grants of stock awards other than option or stock appreciation rights, and no more than $9,000,000 subject to cash awards in respect of performance-based awards (each such limit a “Section 162(m) Limit”).  However, new participants may receive a stock award covering up to an additional 1,812,500 shares of common stock subject to options or stock appreciation rights, and up to an additional 671,296 shares of common stock subject to stock awards other than option or stock appreciation rights, if such award is in connection with his or her initial service.  Among other things, the 2008 Plan sets out categories of performance criteria, which are discussed under the heading “Performance Based Awards” on page 13 below, that may be used in issuing performance-based awards and permits the Board of Directors to grant performance-based awards that will meet the requirements of Section 162(m) in order to permit us to deduct the full value of any compensation granted to certain specified senior executives.

         Administration of the 2008 Plan.  The Board of Directors, the Compensation Committee of the Board or a committee of officers or directors appointed by the Board (collectively, the “Administrator”) administers the 2008 Plan. To make grants to certain of our officers and key employees, the members of the committee approving such grant must qualify as “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Code.  References to the Administrator in this proposal include the Board, any committee of the Board and any directors or officers to whom the Committee properly delegates authority.

The Administrator has the authority to perform the following actions:

•	designate participants under the 2008 Plan;

•	determine the type(s), number, terms and conditions of awards, as well as the timing and manner of grant, subject to the terms of the 2008 Plan;

•	interpret the 2008 Plan and establish, adopt or revise any rules and procedures to administer the 2008 Plan;

•	adopt such sub-plans and/or make such amendments to the terms of stock awards under the 2008 Plan as necessary or desirable for awards made to participants outside of the United States; and

•	make all other decisions and determinations that may be required under the 2008 Plan.

         Adjustments Made by the Administrator under the 2008 Plan.  In the event of any change in the common stock subject to the 2008 Plan or subject to any award by reason of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, spinoff, dividend in property other than cash, stock split, liquidating dividend, extraordinary dividends or distributions, combination of shares, exchange of shares, change in corporate structure or other similar transaction, the class(es) and maximum number of securities subject to the 2008 Plan, the ISO Limit, and the Section 162(m) Limit shall be adjusted and then outstanding awards shall be appropriately adjusted in the class(es) and number of securities or other property subject to the awards, the price per share of the securities or other property subject to such awards, and any other affected terms of such awards.  The Administrator shall make such adjustments, and its determination shall be final, binding and conclusive.

         Options.  The 2008 Plan provides that options shall have an exercise price that is at least equal to 100% of the fair market value of our common stock on the date the option is granted (with the exception of such adjustments as may be required or desirable under foreign law); provided that the exercise price of an incentive stock option granted to an employee who holds more than 10% of our voting stock may not be less than 110% of the fair market value of our common stock on the date the option is granted.  However, we may grant options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  To the extent permitted by law and as determined by the Administrator, an option holder may exercise an option by payment of the exercise price in a number of different manners, including (1) in cash or by check or wire transfer, (2) pursuant to a “same day sale” program, (3) by the surrender of shares of common stock already owned by the option holder, (4) through a cashless “net exercise” arrangement, or (5) such other form of consideration permitted by applicable law as determined by the Administrator.  Options awarded under the 2008 Plan may be granted for terms of up to five (5) years.  Unless the option holder’s option agreement provides otherwise, in the event of the option holder’s termination of service, the option holder (or in the event of death, the holder’s beneficiary or successor) will have up to one month in the case of a voluntary termination, or three months in the case of an involuntary termination (other than for cause, and six months on account of disability or twelve months or death) to exercise vested options.  No option may be exercised after the expiration of its term.

         Restricted Stock Bonuses and Performance Share Bonuses.  Restricted stock bonus awards and performance share bonus awards are grants of common stock not requiring any monetary consideration (other than payment of the par value of the shares of common stock to the extent required by law), but subject to restrictions, as determined by the Administrator.  Generally, unless the participant’s award agreement provides otherwise, the participant may not sell, transfer, or otherwise dispose of the shares issued in the participant’s name at the time of grant until those conditions are met.  The vesting of restricted stock bonus awards will generally be based on the participant’s continuous service; the vesting of performance share bonus awards will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet service and/or performance criteria, all unvested shares as of the date of termination automatically will be reacquired by us at no cost to us.

Stock Appreciation Rights.  The Administrator may grant stock appreciation rights independently of or in connection with an option grant.  The base price per share of a stock appreciation right shall be at least 100% of the fair market value of our common stock on the date of grant.  However, we may grant stock appreciation rights with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with an acquisition by us of another company, or otherwise if done in a manner that satisfies the provisions of Section 424 of the Code.  Each stock appreciation right will entitle a participant upon exercise and redemption to an amount equal to (a) the excess of (1) the fair market value on the exercise or redemption date of one share of common stock over (2) the exercise or base price, times (b) the number of shares of common stock covered by the stock appreciation right being exercised or redeemed.  Payment shall be made in shares of common stock or in cash, or a combination of both, as determined by the Administrator.  No stock appreciation right will be exercisable or redeemable after five (5) years from the date of grant, and any stock appreciation rights granted in connection with an option will automatically have the same exercise price and associated term until expiration of the associated option.

         Phantom Stock Units.  A phantom stock unit entitles the participant to receive the value of one share of common stock, redeemable upon terms and conditions set by the Administrator.  Distributions upon redemption of phantom stock units may be in shares of common stock valued at fair market value on the date of redemption or in cash, or a combination of both, as determined by the Administrator.

         Restricted Stock Units and Performance Share Units.  The Administrator may also award restricted stock units or performance share units, both of which entitle the participant to receive one share of common stock at the time the unit vests. For restricted stock units, vesting will generally be based on the participant’s continuous service; for performance share units, vesting will be based on the achievement of certain performance criteria, as determined by the Administrator.  In the event a participant’s continuous service terminates or a participant fails to meet the predetermined performance criteria, all unvested shares of common stock subject to these awards as of the date of termination will be forfeited.

         Performance Based Awards.  In connection with performance-based awards (other than stock options or stock appreciation rights) that are intended to satisfy the requirements of Section 162(m), each eligible participant’s stock or cash award will be based on one or more pre-established performance targets which, in the discretion of the Administrator, will be based on one or more of the following objective business criteria: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per share or book value per share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of our targets, critical processes and/or projects; (t) gross margins; (u) specified product sales; (v) inventory turns; (w) distributor, executive distributor and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.  However, the Administrator shall have the discretion to appropriately adjust its evaluation of performance against predetermined targets to account for, among other things, the effects of currency fluctuations and other extraordinary items.

        The performance targets applicable to such stock or cash awards will be established in writing by the Administrator.  To the extent permitted under Section 162(m)(4)(C) of the Code, such performance targets may be established not later than ninety (90) days after the commencement of the period of service to which the performance targets relate, provided that the outcome is substantially uncertain at the time the Administrator actually establishes the performance targets; provided, further, that in no event shall the performance targets be established after 25% of the period of service (as scheduled in good faith at the time the performance targets are established) has elapsed.  Unless otherwise permitted under Section 162(m), no performance-based stock award which is intended to qualify as “qualified performance-based compensation” will be paid to a participant unless and until the Administrator makes a certification in writing with respect to the level of performance attained by us for the performance period to which such performance award relates.

If our stockholders do not approve the 2008 Plan under this Proposal, we may decide to grant stock or cash-based awards outside of this plan to the extent we are otherwise legally permitted to do so, notwithstanding the fact that such awards may not be deductible for purposes of Section 162(m).  Assuming that our stockholders do approve the 2008 Plan, in order to assure our continued ability to deduct awards made under the 2008 Plan in the future, we will be required under Section 162(m) to seek stockholder approval of certain terms of the 2008 Plan again in 2013.  The 2008 Plan also allows our Board or Compensation Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time.

         No Repricing.  The 2008 Plan prohibits the repricing of stock options or stock appreciation rights awarded under the 2008 Plan, which includes reduction in exercise price, base price, or replacement of underwater options or stock appreciation rights with any other form of equity award or with cash.

         Forfeiture of Awards.  To the extent set forth in an award agreement and in the discretion of the Administrator, in the event that a participant has engaged in “harmful conduct” (defined below) at any time during participant’s service with the Company or following termination, or participant’s service is terminated for cause, all outstanding stock awards generally will be immediately forfeited.  In addition, the Administrator retains the discretion to require the participant to repay to us the amount of certain gains that the participant realized from stock awards granted under the 2008 Plan, or forfeit and return to us unvested shares.  “Harmful conduct” as defined in the 2008 Plan means a breach in any material respect of an agreement not to reveal confidential information regarding our business operations, or to refrain from solicitation of our customers, suppliers or employees.

         Transferability.  Unless otherwise determined by the Administrator or provided for in a written agreement evidencing an award, options and stock appreciation rights granted under the 2008 Plan will not be transferable other than by will or by the laws of descent and distribution.

         Change of Control.  In the event of a change of control, as defined in the 2008 Plan, other than dissolution, the Administrator may provide for the (1) assumption or continuation of any stock awards outstanding under the 2008 Plan, (2) issuance of substitute awards that will substantially preserve the terms of any awards, (3) payment in exchange for the cancellation or redemption of an award or (4) any combination of the foregoing.  Furthermore, at any time the Administrator may provide for the acceleration of exercisability and/or vesting of an award.

         Acceleration of Vesting on Death or Disability.  In the case of death or disability of an employee, or death of a member of the Board, any unvested awards (excluding performance-based awards) shall immediately become vested and exercisable (as applicable) in full.

         Section 409A.  The American Jobs Creation Act of 2004 introduced Section 409A of the Code covering certain nonqualified deferred compensation arrangements.  Section 409A generally establishes rules that must be followed with respect to covered deferred compensation arrangements in order to avoid the imposition of an additional 20% tax (plus interest) upon the service provider who is entitled to receive the deferred compensation.  Certain awards that may be granted under the 2008 Plan may constitute “deferred compensation” within the meaning of and subject to Section 409A of the Code.  The 2008 Plan is intended to be interpreted and operated in accordance with Section 409A, including any regulations or guidance issued by the Treasury Department, and contains a number of provisions intended to avoid the imposition of additional taxes on the 2008 Plan participants under Section 409A of the Code.  The Administrator may amend the 2008 Plan and outstanding awards to preserve the intended benefits of awards granted under the 2008 Plan and to avoid the imposition of an additional tax under Section 409A.  In addition, no award under the 2008 Plan can be granted, deferred, paid out or modified under the 2008 Plan in a manner that would result in the imposition of an additional tax under Section 409A on a participant.  The Administrator may also permit awardees whom it selects to defer compensation payable pursuant to the terms of an award under the 2008 Plan.  Any such deferral arrangement will be in writing and must comply with Section 409A of the Code.

         Amendment or Termination.  The Administrator may amend, suspend, or terminate the 2008 Plan in any respect at any time, subject to stockholder approval where such approval is required by applicable law or stock exchange rules.  The Administrator may not amend the 2008 Plan to permit the repricing of options or stock appreciation rights or to grant optionholders or holders of stock appreciation rights additional rights to transfer their awards without prior stockholder approval.  Further, no amendment to the 2008 Plan may materially impair any of the rights of a participant under any awards previously granted without his or her written consent.

         Term.  Unless earlier terminated by the Administrator, the 2008 Plan will expire on the tenth anniversary of the latest date our stockholders approve the plan, including any subsequent amendment or restatement.  No awards will be granted under the 2008 Plan after that date.

Tax Status of 2008 Plan Awards

        The following discussion of the U.S. federal income tax status of awards under the 2008 Plan is based on current U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal income tax laws.  Participants may also be subject to certain state and local taxes or may be subject to taxes imposed by countries other than the U.S., none of which are described below.

         Nonqualified Stock Options and Incentive Stock Options.  No income will be realized by an optionholder, and no deduction will be taken by us, upon grant of a nonqualified stock option.  Upon exercise of a nonqualified stock option, the optionholder will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the underlying stock over the option exercise price (the “spread”) at the time of exercise.  The spread will be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code of compensation paid to executives designated in those sections.  The optionholder’s tax basis in the underlying shares acquired by exercise of a nonqualified stock option will equal the exercise price plus the amount taxable as compensation to the optionholder.  Upon sale of the shares received by the optionholder upon exercise of the nonqualified stock option, any gain or loss is generally long term or short term capital gain or loss, depending on the length of the period that the optionholder holds the shares.  The optionholder’s holding period for shares acquired pursuant to the exercise of a nonqualified stock option will begin on the date of exercise of such option.  Additional considerations may be applicable to individuals who are subject to the reporting and short-swing profit provisions under Section 16 of the Exchange Act.

        The payment by an optionholder of the exercise price, in full or in part, with previously acquired shares of common stock will not affect the tax treatment of the exercise described above.  No gain or loss generally will be recognized by the optionholder upon the surrender of the previously acquired shares to us, and shares received by the optionholder, equal in number to the previously surrendered shares, will have the same tax basis as the shares surrendered to us and will have a holding period that includes the holding period of the shares surrendered.  The value of shares received by the optionholder in excess of the number of shares surrendered to us will be taxable to the optionholder.  Such additional shares will have a tax basis equal to the fair market value of such additional shares as of the date ordinary income is recognized, and will have a holding period that begins on the date ordinary income is recognized.

        The Code requires that, for incentive stock option treatment, shares acquired through exercise of an incentive stock option cannot be disposed of before two years from the date of grant and one year from the date of exercise. Incentive stock option holders will generally incur no federal income tax liability at the time of grant or upon exercise of such options.  However, the spread will be an “item of tax preference” which may give rise to “alternative minimum tax” liability at the time of exercise.  If the optionholder does not dispose of the shares before two years from the date of grant and one year from the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long term capital gain or loss, as the case may be.  Assuming both the holding periods are satisfied, no deduction will be allowable to us for federal income tax purposes in connection with the grant or exercise of the option.  If, within two years of the date of grant or within one year from the date of exercise, the holder of shares acquired through the exercise of an incentive stock option disposes of such shares, the optionholder will generally realize ordinary taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the stock on the date of initial exercise or the amount realized on the subsequent disposition, and such amount will generally be deductible by us for federal income tax purposes, subject to the possible limitations on deductibility under Sections 162(m) and 280G of the Code for compensation paid to executives designated in those sections.

         Stock Appreciation Rights.  No income is realized by the participant at the time a stock appreciation right is granted, and no deduction is available to us at such time.  When the right is exercised, ordinary income is realized by the participant in the amount of the cash and/or the fair market value of the common stock received by the participant, and we will be entitled to a deduction of equivalent value, subject to the provisions of Sections 162(m) and 280G of the Code.

         Restricted Stock and Performance Stock Bonus Awards.  Subject to Sections 162(m) and 280G of the Code, we receive a deduction and the participant recognizes taxable income equal to the fair market value of restricted stock or performance stock bonus awards generally at the time the restrictions on the shares lapse and/or the performance criteria are satisfied, as applicable, unless the participant elects to recognize such income immediately by so electing not later than 30 days after the date of grant by us to the participant of the stock award as permitted under Section 83(b) of the Code, in which case both our deduction and the participant’s inclusion in income occur on the grant date.  In the absence of an election under Section 83(b), the value of any part of such stock award distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received (i.e., vested), and we will be entitled to a corresponding tax deduction.

         Restricted Stock Units and Performance Stock Units.  Subject to Sections 162(m) and 280G of the Code, we generally receive a deduction and the participant recognizes taxable income equal to the fair market value of the shares underlying the restricted stock units or performance stock units at the time the units vest and shares of common stock are issued.  Section 83(b) of the Code is not applicable to restricted stock units or performance stock units.  The value of any part of such stock awards distributed to participants is taxable as ordinary income to such participant in the year in which such stock is received, and we will be entitled to a corresponding tax deduction.

         Phantom Stock Units.  Subject to Sections 162(m) and 280G of the Code, we generally receive a deduction and the participant recognizes ordinary income equal to the value of the award at the time of vesting, whether such award is paid in cash or stock.

Accounting Treatment

We will recognize compensation expense in connection with awards granted under the 2008 Plan as required under the applicable accounting standards, including under Statement of Financial Accounting Standards No. 123(R).  We currently amortize compensation expense associated with equity awards over an award’s requisite service period and established fair value of equity in accordance with applicable accounting standards.

New Plan Benefits

        We cannot currently determine the exact number of options to be granted in the future under the 2008 Plan to our Named Officers, to all executive officers as a group, or to all employees as a group.  See “Executive Compensation – Option Grants in Last Fiscal Year” above for the number of stock options granted to the Named Officers during the fiscal year ended December 31, 2007.

Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan

                   Introduction.    Our Board of Directors adopted the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”) on July 29, 2003, and our stockholders approved the 2000 Plan on that same date.  The 2000 Plan was amended on July 22, 2005.

                   Share Reserve.    We have authorized 11,000,000 shares of our Common Stock for issuance under the 2000 Plan.  As of December 31, 2007, 1,191,600 shares of the 11,000,000 authorized shares of our Common Stock remain available for issuance under the 2000 Plan.

                   Eligibility.    Our employees, officers, Directors, and consultants or those of our subsidiaries are eligible to participate in the 2000 Plan.  However, only employees, including officers may be granted “incentive stock options.”

  Administration.    The 2000 Plan is currently administered by our Compensation Committee.  Our Compensation Committee determines, among other things, which eligible persons are to receive awards, the number of shares of our Common Stock subject to each award, the exercise schedule for each option and each stock appreciation right, the vesting schedule for each share of Common Stock and the other terms and conditions of each award, consistent with the provisions of the 2000 Plan.  The terms and conditions of each award shall be set forth in a written award agreement with the recipient.

                   Options.    Options granted under the 2000 Plan may be either “incentive stock options,” which are intended to qualify for certain U.S. federal income tax benefits under Section 422 of the Code, or “non-qualified stock options.”  The holder of an option granted under the 2000 Plan will be entitled to purchase a number of shares of our Common Stock at a specified exercise price during a specified time period, as determined by our Compensation Committee.  Options granted under the 2000 Plan may become exercisable based on the recipient’s continued employment or service or the achievement of performance or other goals and objectives.  The exercise price for an option may be paid in cash, in shares of our Common Stock valued at fair market value on the exercise date, by delivery of a full-recourse, interest-bearing promissory note, or by such other method as the Compensation Committee may establish.  Options granted under the 2000 Plan generally may be transferred only by will or by the laws of descent and distribution.

                   Stock Appreciation Rights.  A recipient of a stock appreciation right under the 2000 Plan will be entitled to receive cash, or shares of our common stock having a fair market value, equal to the excess of (a) the fair market value of a share of our Common Stock on the date of exercise (or, in our Compensation Committee’s discretion, as of any time during a specified period before or after the date of exercise) over (b) the grant price of the stock appreciation right.  The grant price for a stock appreciation right granted under the 2000 Plan will be determined by our Compensation Committee, but may not be less that the fair market value of a share of our Common Stock on the date of grant.  Stock appreciation rights will become exercisable at such times or upon the occurrence of such events as determined by our Compensation Committee.

                   Shares of Common Stock.    Shares of Common Stock granted under the 2000 Plan generally will “vest” based on the continued employment or service of the recipient or the achievement of performance or other goals and objectives.  Shares of Common Stock that have not vested generally will be subject to forfeiture by the recipient, without payment of any consideration by our Company, if the recipient’s employment or service terminates.  Unless otherwise permitted by our Compensation Committee, shares of Common Stock granted under the 2000 Plan may not be transferred by the recipient prior to vesting.

                   Certain Corporate Transactions; Change in Control.    In the event of certain corporate transactions, such as a merger or consolidation in which we are not the surviving entity or a sale of all or substantially all of the assets of our Company, the 2000 Plan provides that (a) each outstanding option will be assumed or substituted with a comparable option by our successor company or its parent or (b) in the discretion of our Compensation Committee, the 2000 Plan and each outstanding option shall terminate on the effective date of such transaction and the recipient will receive a cash payment with a fair market value equal to the amount that would have been received upon the exercise of the option had the option been exercised immediately prior to such transaction.

                   No award agreement entered into pursuant to the 2000 Plan may provide for the acceleration of any exercise schedule or vesting schedule with respect to an award solely because of a “change in control” of our company.  However, notwithstanding anything to the contrary in the 2000 Plan or any award agreement, awards may provide for the acceleration of the exercise schedule or vesting schedule in the event of the involuntary dismissal of a recipient within a specified period of time following a change in control.

                   Amendment and Termination.    The Board of Directors may amend or modify the 2000 Plan at any time, subject to any approval by our stockholders as required by law or the recipients of outstanding awards, as applicable. The 2000 Plan will terminate no later than July 30, 2013.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	3,092,161	$11.97	1,191,600
Equity compensation plans not approved by security holders	None	N/A	None
Total	3,092,161	$11.97	1,191,600

Valuation of Our Common Stock

        On March 28, 2008, the closing price of our Common Stock, as reported on the New York Stock Exchange, was $22.34 per share.

Vote Required and Board of Directors’ Recommendation

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 2

In the event our stockholders fail to approve the 2008 Plan, the 2000 Plan will continue in operation pursuant to its terms.  Even if the 2008 Plan is approved, the Board may, pursuant to the terms of the 2008 Plan and subject to New York Stock Exchange rules, make any other changes to the 2008 Plan that it feels would be in our and our stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR APPROVAL OF THE 2008 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Deloitte & Touche LLP to continue to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008.  The Company is asking stockholders to ratify this appointment.  If ratification by the stockholders of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not obtained, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions from stockholders.

Required Vote

If a quorum is present, the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the Annual Meeting and entitled to vote on the matter is required for approval of Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION
OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR
ENDING DECEMBER 31, 2008.

REPORT OF THE AUDIT COMMITTEE

The primary responsibilities of the Audit Committee are to oversee our financial reporting process on behalf of the Board of Directors, to review our financial statements, appoint, review and approve fee arrangements with our independent accountants, and to report the results of the Audit Committee’s activities to the Board of Directors.

Our management has the primary responsibility for the financial statements and financial reporting process, including the systems of internal control.  Our independent accountants, Deloitte & Touche LLP, are responsible for auditing those financial statements in accordance with generally accepted accounting principles and issuing a report thereon.  The Audit Committee has reviewed and discussed with management and the independent accountant the Company’s audited financial statements as of and for the year ended December 31, 2007.

The Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants and adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and adopted by the PCAOB, and has discussed with the independent accountants their independence.  In addition, the Audit Committee has considered the compatibility of non-audit services with the independent accountant’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in our Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

This report has been furnished by the members of the Audit Committee:
George F. Raymond, Chairman
Marc J. Ostro, Ph.D.
Jonathan J. Palmer

EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth information regarding our executive officers as of December 31, 2007.

Name	Age	Position
Robert O. Carr	62	Chairman of the Board and Chief Executive Officer
Robert H.B. Baldwin, Jr.	53	President and Chief Financial Officer
Sanford C. Brown	36	Chief Sales Officer
Charles H.N. Kallenbach	44	General Counsel, Chief Legal Officer and Secretary
Thomas M. Sheridan	62	Chief Portfolio Officer

Robert O. Carr, age 62, has served as Chairman of our Board of Directors and as our Chief Executive Officer since our inception in October 2000.  Mr. Carr had been Chairman of the Members’ Committee and Chief Executive Officer of our predecessor, Heartland Payment Systems LLC, from March 1997 to October 2000 when the merger of Heartland Payment Systems LLC into our Company became effective.  Mr. Carr co-founded Heartland Payment Systems LLC with Heartland Bank in March 1997.  Prior to founding Heartland, Mr. Carr worked in the payments and software development industries for 25 years.  Mr. Carr received a B.S. and M.S. in Mathematics and Computer Science from the University of Illinois.

Robert H.B. Baldwin, Jr., age 53, has served as our Chief Financial Officer since our inception in October 2000 and has served as our President since October 2007. Mr. Baldwin had been Chief Financial Officer and Secretary of our predecessor, Heartland Payment Systems LLC, from May 2000 to October 2000.  From July 1998 to May 2000, Mr. Baldwin served as the Chief Financial Officer of COMFORCE Corp., a publicly-traded staffing company.  From 1985 through July 1998, Mr. Baldwin was a Managing Director in Smith Barney’s Financial Institutions advisory business and from 1980 to 1985, he was a Vice President with Citicorp.  Mr. Baldwin received a B.A. in History from Princeton University and an M.B.A. from Stanford University.

Sanford C. Brown, age 36, has served as our Chief Sales Officer since January 2, 2006.  Prior to accepting this role, Mr. Brown served as our Senior Vice President of Sales Management and was responsible for our sales infrastructure, sales policy, and formulating business development strategies.  From late 2000 to 2003 Mr. Brown, served as the Senior Vice President of Hospitality Marketing and was responsible for strategies to develop and acquire relationships with trade associations nationally.  Mr. Brown has served in a variety of other sales and sales management positions since joining us in 1997, including District, Division, Regional and Vice President positions.  Mr. Brown attended Northern Arizona University where he studied Marketing.

Charles H.N. Kallenbach, age 44, has served as our General Counsel and Chief Legal Officer since January 2, 2007 and our Secretary since January 17, 2007.  From February 2004 through December 2006, Mr. Kallenbach was senior vice president, legal and regulatory and secretary for SunCom Wireless Holdings Inc., an NYSE-listed wireless communications company that was acquired by T-Mobile.  From September 2001 to January 2004, Mr. Kallenbach was Vice President and General Counsel for Eureka Broadband Corporation.  From January 2000 to September 2001, he was Vice President, General Counsel and Secretary, as well as Vice President of Human Resources for 2nd Century Communications.  From April 1996 to January 2000, Mr. Kallenbach was Vice President Legal and Regulatory Affairs for e.spire Communications, Inc.  Prior to that, he practiced law with Jones Day and Swidler & Berlin from November 1990 to April 1996.  He also served as Legislative Assistant to United States Senator Arlen

Specter from June 1985 to July 1987.  Mr. Kallenbach holds a Bachelor of Arts from the University of Pennsylvania and a Juris Doctor from the New York University School of Law.

Thomas M. Sheridan, age 62, has served as our Chief Portfolio Officer since December 2004.  From 1998 to December 2004, Mr. Sheridan was Senior Vice President at Nova Information Systems, the payments processing division of US Bancorp, and was responsible for pricing and portfolio management.  From 1997 to 1998, Mr. Sheridan was Vice President, Credit, Security and Settlement Operations, at PMT Services, which was acquired by Nova in 1998.  From 1991 to 1997, Mr. Sheridan consulted for a number of companies in the payments industry, specializing in acquisitions, integration and portfolio management.  From 1989 to 1991, he was Chief Financial Officer for National Data Corporation’s payments division, now called Global Payments.  Prior to joining National Data Corporation, he served as a Vice President at First Interstate Bank, a Senior Vice President in Citibank’s credit card operations, and in the finance department of Abbott Laboratories, a health care company. Mr. Sheridan received a B.S. in Chemical Engineering from the University of Illinois and an M.B.A. in Finance from Northwestern University.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the principles and objectives underlying our executive compensation policies and the most significant factors relevant to an analysis of these policies.  We have tried to provide qualitative information regarding the manner and context in which compensation is awarded to and earned by our named executive officers and place the data presented in the tables and discussion that follow in context.

The primary objective of our compensation program is to provide named executive officers with strong incentives to drive our growth and profitability, while achieving a successful balance between near-term performance, and our long-term success.  The Board of Directors and the Compensation Committee observes that while our stock price is not controllable by our management, an incentive structure that encourages superior short-term performance (relative to the industry, and the overall market) while also focusing attention on building for long-term growth will most likely result in stock outperformance over both the near- and long-term.  Ultimately, it is that outperformance in the stock (measured on a total return basis, inclusive of dividends) that is most important to our stockholders and the compensation objectives are thus intended to focus management on that outcome.

The compensation program adopted by the Board of Directors and the Compensation Committee is designed to align individual compensation with our growth and profitability, and our near-term performance relative to the industry and the overall market and long term success in outperforming the industry and market.  This outperformance of the market and our performance against our budget for a particular fiscal year, as established by the Board of Directors, focusing on such critical performance objectives as operating income and net income, is the core principle of the compensation program.

The elements of our compensation program include the following:

•	wages (Salary Administration Program);

•	annual performance-based incentive compensation (Management Performance Bonus Plan);

•	stock incentive programs (stock options, restricted stock units, etc.); and

•	severance arrangements.

We choose to pay each element, in large part, for the following reasons:

•
Wages:  Named executive officers have current living expenses to cover, and require fund availability that is not directly associated with our overall performance, and which is best managed through a regularly paid element of their compensation.

•
Annual Performance-Based Compensation:  Cash payments tied to superior short-term performance of the Company are viewed as offering strong incentives to achieve such performance.  Such rewards will be unrelated to share price performance (either absolute or relative), which is desirable since the equity markets’ performance on a short-term basis can easily diverge significantly from our performance.

•
Stock Incentive Programs:  Providing named executive officers with the opportunity to create  significant wealth through stock ownership is viewed as a powerful tool to attract and retain highly qualified executives and achieve the strong long-term stock price performance that we desire.

•
Severance:  Named executive officers have been offered a severance package in the context of a non-competition agreement, in order to enhance the enforceability of such agreement.  The Board of Directors believes that such agreements serve to reduce the likelihood that competitors will target our named executive officers for hire due to their unique knowledge about HPS’ operations and short- and long-term strategies.  New named executive officers may be offered a severance package to the extent that it is a necessary part of the employment offer, recognizing that the new executive is joining a team that has such a package.

•
Other Benefits:  The Board of Directors has concluded that named executive officers should not be offered any special retirement plans, so that they are offered only participation in our standard 401(K) plan.  Named executive officers’ participation in the long-term appreciation in the value of our stock is expected to provide significant retirement value.  Named executive officers also participate in various medical, dental, life, and disability programs offered by the Company.

In the fiscal year 2007, we did not base our compensation levels by benchmarking against any peer group companies nor did we employ a professional compensation consultant.  For the fiscal year 2008, we have engaged the services of a compensation consulting firm, Frederic W. Cook & Co., Inc., to review our compensation structure.

We determine the amount for each of the elements after reviewing several important factors with respect to the particular form of compensation.

•
Wages:  Most of our named executive officers are owners of significant amounts of common stock and/or options, such that the potential gains from such holdings far exceed the potential value of any current cash compensation.  In addition, we recognize that in order to achieve high levels of short- and long-term profitability it is critical that our personnel costs be constrained.  As a result of these factors, senior executive wages are set at levels that are higher than, but not disproportionate to, wage levels of other of our senior managers.  This level is deemed appropriate because it results in cash compensation that allows a comfortable lifestyle and we continue to be able to attract and retain highly qualified professionals in these positions.  Our Chief Executive Officer, Robert O. Carr, provides performance reviews of the named executive officers, not including himself.  Mr. Carr also recommends the wages and bonuses for the other named executive officers to the Compensation Committee.  The Compensation Committee reviews those recommendations and, with any modifications it considers appropriate, approves the wages.  The Compensation Committee independently assesses the performance of Mr. Carr and sets the wages and bonus amounts for Mr. Carr.

•
Annual Performance-Based Compensation:  Annual performance-based compensation for named executive officers will be tied to our superior performance, extraordinary individual performance, or both.  For most executives, the target bonus will represent 35-50% of their annual wages, based on our achieving financial results (e.g. revenue and earnings per share) that at least equal the annual budget.  The financial results are reviewed during the budget process prior to the start of the fiscal year and confirmed by the Board of Directors.  If performance exceeds budget, a portion of that excess will be paid to the named executive officers as additional cash bonus.  In addition, if it is concluded that an individual’s success can be measured by more specific, objective criteria, such as sales results, then those factors will also be considered in establishing annual performance-based compensation.  Targets were developed with the expectation that their achievement would be attainable but ambitious.  Thus, there was and is meaningful risk that targets would not and will not be achieved and payments would not and will not be made at all.  In the current senior executive team, the position of Chief Sales Officer is the only position that allows measurement by those objective criteria, and the Chief Sales Officer will be given potentially substantial increases in annual compensation if the sales organization substantially exceeds its budget sales targets.  This higher compensation level is deemed appropriate, even if overall financial results are not exceeding budget, as substantial sales outperformance (as measured in the annual margin installed) is expected to significantly increase the growth rate of revenues and profits in the future, and so our value.  As a result, it is possible for the annual performance-based compensation of the Chief Sales Officer to significantly exceed such compensation of other named executive officers.  This is consistent with the fact that certain senior (non-executive) sales officers’ performance-based compensation can also exceed by a large margin the earnings of named executive officers, if specific, high thresholds in measurable performance are exceeded.

•
Stock Incentive Programs:  Grants to named executive officers pursuant to the Amended and Restated 2000 Equity Incentive Plan are made, annually, after the end of the previous fiscal year, and the grant is usually made on the second full trading day after the most recent financial results are announced, with the price of the grant set as of the close of trading on that second day.  Grants are structured to attract and retain senior managers generally and named executive officers specifically.  Most of our named executive officers have established a significant ownership position in our stock and/or options.  As a result, the value that they can gain through the long-term appreciation in our stock far exceeds their annual cash earnings potential, and we believe that this results in a desirable consistency between these executives’ outcomes, and those of our shareholders as a whole.  In general, this also means that those executives’ incentives will not be substantially altered by a grant of restricted stock or stock options.  As a result, and given the cost burden associated with such issuance, only limited issuance to named executive officers is expected under our stock incentive programs.  Exceptions to this are:

o
Those cases where the individual is making significant contributions to our success, but is not judged to have sufficient ownership to create the long-term incentive for stock appreciation that is the Committee’s primary objective in its compensation philosophy; and

o
Instances where the Senior Executive has expressed a preference to Mr. Carr for stock-based compensation over annual performance-based cash compensation, in which case we may issue options and/or restricted stock with an equivalent value to the cash cost that we would have incurred; and

o
In the event that the senior leadership can lead us to performance that significantly exceeds our current expectations of long-term revenue growth and earnings growth, our intention is to provide the leadership with additional equity, giving additional value for having beneficially altered – by a significant amount – the value of the enterprise.

•
Severance:  Named executive officers’ severance has been set at one year’s wages plus a pro rated bonus, which is deemed as the appropriate duration of the non-competition agreement that the severance is associated with.  Pursuant to the above-described severance arrangements, and assuming the value of the pro-rata portion of the annual bonus to be one-half of the maximum annual bonus, Mr. Carr would have an estimated severance payout of $447,256 and Mr. Brown would have an estimated severance payout of $486,181.  Pursuant to the above-described severance arrangements, and assuming the value of the pro-rata portion of the annual bonus to be one-half of the maximum annual bonus and the value of any stock options which might accelerate pursuant to these arrangements to be equal to the difference between the market price of our Common Stock on December 31, 2007 and the exercise price of such options, Mr. Baldwin would have an estimated severance payout of $748,578, Mr. Sheridan would have an estimated severance payout of $299,260, and Mr. Kallenbach would have an estimated severance payout of $294,756.

For most named executive officers, it is expected that their Annual Performance Bonus will represent the most significant variable element in compensation.  As noted above, this Bonus will be relatively modest unless our overall performance exceeds budget (except in the case of the Chief Sales Officer, whose compensation will also be tied to exceeding specific sales targets), and will be in the form of either cash or equal-value stock compensation.  For named executive officers who are seen as having insufficient exposure to (i.e. benefit from) the long-term appreciation of our common stock, equity-related compensation is likely to be provided in addition to a cash Annual Performance Bonus, in order to address this inadequacy.  The Board of Directors believes that named executive officers should receive significant benefit from long-term wealth creation for common shareholders.

In order for this compensation approach to be effective in generating both short- and long-term value to our stockholders, the Board of Directors recognizes the critical role that the budget, and our performance relative to that budget, plays.  In this regard, it is important to note that the nature of our business is such that revenues are highly predictable, and essentially cannot over the short term be impacted by executive decisions.  Thus, the Board of Directors, in its review of the annual expense budget, expects to have high visibility as to our profitability during the coming year, and can analyze those results against its own, and the equity market’s, expectations for that profit performance.  Then, after the year is complete, if results fall short of those budgeted levels, the variable compensation element will likely be relatively modest, and a significant bonus would be paid only if quantifiably superior cost management allowed us to exceed our budgeted results.  At the same time, named executive officers have a strong incentive to ensure that the appropriate amount of long-term capital investments in infrastructure are made, as their most significant wealth opportunity arises from their stock ownership, and recognition that long-term, the stock will not perform unless those ongoing infrastructure investments are made.

We provide compensation to named executive officers primarily in cash.  For our financial statements, this cash compensation is expensed and for our income tax returns, the compensation is deductible.  From the perspective of the named executive officers, such cash compensation is taxable as appropriate for that individual.  For equity-based compensation, we do not provide named executive officers with immediately vesting options – although we do provide our Directors with immediately vesting options – because such immediately vesting options are expensed entirely on our financial statements when granted.  For vesting options granted to named executive officers, the fair value of such grants is expensed over the vesting period.  We provide non-qualified stock options in our grants to named executive officers.  Non-qualified stock options provide us with an accounting tax benefit as the fair value of the options are deductible for the Company.  Non-qualified stock options provide us with a tax return benefit when the Senior Executive exercises such non-qualified stock options.  For the named executive officers, non-qualified stock options are generally not taxable until the exercise of such option.  The tax impacts of exercises by named executive officers match the tax benefit to us of the exercise.  The accounting and tax treatment of compensation pursuant to Internal Revenue Code Section 162(m), FAS 123R, and other applicable rules, is a factor in determining the amounts of compensation for named executive officers.

Stock Ownership Guidelines

The Company has established an expectation that a senior executive will maintain ownership of at least 50% of the stock and/or stock options they have been granted (on a cumulative basis) to the first $10 million of value, and 75% of any excess, until such time as they leave our employ.  These ownership guidelines are designed to further align executive ownership, long-term strategic thinking and compensation programs to our performance and the interests of our stockholders.

Summary Compensation Table

The following table shows the cash compensation paid or to be paid by us, and certain other compensation paid or accrued, during the fiscal years ended December 31, 2007, 2006 and 2005 to our Chief Executive Officer, Chief Financial Officer and each of our three other most highly compensated executive officers, together the “Named Executive Officers.”  For all but one of the named Executive Officers, wages and bonus comprise substantially all of Total Compensation.  For Mr. Kallenbach, wages and bonus comprised 40% of Total Compensation in 2007.
Name and Principal Position	Year	Wages ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	All Other Compensation ($)	Total Compensation ($)(5)
Robert O. Carr	2007	$350,000	―	$109,197	―	$459,197
Chairman and Chief	2006	$350,000	―	―	―	$350,000
Executive Officer	2005	$350,000	―	$ 98,665	―	$448,665
Robert H.B. Baldwin, Jr.	2007	$276,056	$71,974(3)	$ 81,117	―	$429,147
President and Chief	2006	$260,001	―	―	―	$260,001
Financial Officer	2005	$250,000	―	$ 70,475	―	$320,475
Sanford C. Brown	2007	$476,425	$57,505(3)	―	―	$533,930
Chief Sales Officer(1)	2006	$219,086	$106,500(3)	$200,000	―	$525,586
	2005	$203,000	―	$ 57,225	―	$260,225
Charles H.N. Kallenbach	2007	$190,000	$421,500(3)	$ 95,000	―	$706,500
General Counsel and Chief Legal Officer(2)
Thomas M. Sheridan	2007	$225,896	$57,505(3)	$ 36,532	$ 9,380 (4)	$329,313
Chief Portfolio Officer	2006	$208,000	―	―	$14,150 (4)	$222,150
	2005	$200,000	―	$ 6,350	―	$256,350

(1)	Mr. Brown was named our Chief Sales Officer on January 2, 2006.
(2)	Mr. Kallenbach was named our General Counsel and Chief Legal Officer on January 2, 2007.
(3)
Amounts represent the total fair value of stock options granted as determined under SFAS 123R. See “Grants of Plan-Based Awards” table below for a discussion of SFAS No. 123R fair values.  Mr. Baldwin also received $2,250 in 2007 as a 401(K) Plan matching contribution.

(4)
Mr. Sheridan utilized an apartment in Princeton, New Jersey for which we paid rent of $7,130 in 2007 and $12,000 in 2006. Mr. Sheridan also received $2,200 in 2007 and $2,150 in 2006 as a 401(K) Plan matching contribution.

(5)	The Company does not offer a pension or non-qualified deferred compensation plan.

Grants of Plan-Based Awards

The following tables list grants of plan-based awards made to our Named Executive Officers during 2007 and the related total fair value of these awards. Named Executive Officers did not provide consideration for the listed awards.  The Company does not maintain a non-qualified deferred compensation plan.

Name	Grant Date	Estimated 2007 Potential Payouts Under Non-Equity Plan Compensation
		Thresh- old ($)	Target ($)	Maxi- mum ($)
Robert O. Carr	―	―	175,000	―
Robert H.B. Baldwin, Jr.	―	―	138,028	―
Sanford C. Brown	―	―	n/a	―
Charles H.N. Kallenbach	―	―	95,000
Thomas M. Sheridan	―	―	112,948	―

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1)
Robert O. Carr	―	―	―	―
Robert H.B. Baldwin, Jr.	February 16, 2007	9,700	$25.64	$ 71,974(2)
Sanford C. Brown	February 16, 2007	7,750	$25.64	$ 57,505(2)
Charles H.N. Kallenbach	January 2, 2007	50,000	$28.25	$421,500(3)
Thomas M. Sheridan	February 16, 2007	7,750	$25.64	$ 57,505(2)

(1)
Amount represents the total fair value of stock options granted in 2007 as determined under SFAS No. 123R.  Under SFAS No. 123R, we estimate the grant date fair value of the stock options we issue using the Black-Scholes valuation model.  We determine an expected volatility assumption by referencing the average volatility experienced by six of our public company peers.  We used an average of a peer group because we do not have sufficient historical volatility data related to market trading of our own Common Stock.  We estimate the expected life of a stock option based on the simplified method for “plain-vanilla” stock options as provided by the staff of the SEC in Staff Accounting Bulletin 107.  The simplified method is used because, at this point, we do not have sufficient historical information to develop reasonable expectations about future exercise patterns.  Our dividend yield assumption is based on actual dividends expected to be paid over the expected life of the stock option.  Our risk-free interest rate assumption for stock options granted is determined by using U.S. treasury rates of the same period as the expected option term of each stock option.

(2)	The fair value of each option was $7.42. The fair value of options granted was estimated at the grant date using the following weighted average assumptions:

Expected volatility	31%
Expected life	3.75 years
Expected dividends	1.00%
Risk-free interest rate	4.71%

(3)	The fair value of each option was $8.43. The fair value of options granted was estimated at the grant date using the following weighted average assumptions:

Expected volatility	31%
Expected life	3.75 years
Expected dividends	0.40%
Risk-free interest rate	4.70%

Outstanding Equity Awards at December 31, 2007

The following tables set forth information regarding outstanding equity awards held by Named Executive Officers as of December 31, 2007.  In the Options Awards table, each outstanding stock option award is listed individually along with the breakout of the number of stock options which are exercisable and unexercisable.  As of December 31, 2007, there were no outstanding stock awards to the Named Executive Officers and the Company has not made any stock awards.

Option Awards Outstanding

Number of Securities Underlying Unexercised Options/SARs at December 31, 2007 (#)
Name	Exercis- able	Unexercis- able	Option Exercise Price	Option Expiration Date
Robert O. Carr	125,000	―	$ 6.25	October 29, 2013
Robert H.B. Baldwin, Jr.	302,636	―	$ 5.00	February 12, 2012
	78,180	―	$ 6.25	January 15, 2014
	67,500	22,500(1)	$ 9.80	February 15, 2010
	―	9,700(2)	$ 25.64	February 16, 2012
Sanford C. Brown	4,000	―	$ 5.00	August 18, 2013
	20,000	―	$ 6.25	January 15, 2014
	1,250	―	$ 6.25	January 15, 2014
	5,476	―	$ 7.50	April 16, 2014
	25,848	―	$ 9.28	August 10, 2014
	34,014	―	$ 9.80	April 1, 2010
	3,498	―	$ 11.00	July 14, 2010
	16,910	―	$ 21.55	December 23, 2010
	2,500	7,500(3)	$ 25.50	August 4, 2011
	―	7,750(4)	$ 25.64	February 16, 2012
	3,042	―	$ 26.66	September 12, 2010
Charles H.N. Kallenbach	―	50,000(5)	$ 28.25	January 2, 2012
Thomas M. Sheridan	201,718	―	$ 9.28	December 1, 2014
	―	7,750(6)	$ 25.64	February 16, 2012

(1)	22,500 stock options became exercisable on January 15, 2008.
(2)
2,425 stock options become exercisable on February 16, 2008, 2,425 stock options will become exercisable on February 16, 2009, 2,425 stock options will become exercisable on February 16, 2010, and 2,425 stock options will become exercisable on February 16, 2011.

(3)	2,500 stock options will become exercisable on August 4, 2008, 2,500 stock options will become exercisable on August 4, 2009, and 2,500 stock options will become exercisable on August 4, 2010.
(4)
1,937 stock options become exercisable on February 16, 2008, 1,937 stock options will become exercisable on February 16, 2009, 1,937 stock options will become exercisable on February 16, 2010, and 1,938 stock options will become exercisable on February 16, 2011.

(5)
12,500 stock options become exercisable on January 2, 2008, 12,500 stock options will become exercisable on January 2, 2009, 12,500 stock options will become exercisable on January 2, 2010, and 12,500 stock options will become exercisable on January 2, 2011.

(6)
1,937 stock options become exercisable on February 16, 2008, 1,937 stock options will become exercisable on February 16, 2009, 1,937 stock options will become exercisable on February 16, 2010, and 1,938 stock options will become exercisable on February 16, 2011.

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2007

The following table sets forth the number of stock options exercised during 2007 by the Named Executive Officers and the value realized on exercise.  There were no stock awards outstanding during 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Robert O. Carr	―	―
Robert H.B. Baldwin, Jr.	109,184	$ 2,327,741
Sanford C. Brown	―	―
Charles H.N. Kallenbach	―	―
Thomas M. Sheridan	12,501	$ 255,684
Brooks L. Terrell	126,500	$ 2,966,560
Michael C. Hammer	35,000	$ 564,021

Potential Payments Upon Termination

                 In November 2001, Robert O. Carr entered into an employee confidential information and non-competition agreement with us, in October 2000, Sanford C. Brown entered an employee confidential information and non-competition agreement with us, and on April 4, 2007, Charles H.N. Kallenbach entered into an employee confidential information and non-competition agreement with us.  On March 16, 2007, Robert H.B. Baldwin and Thomas M. Sheridan entered into revised confidential information and non-competition agreements with us.  Provided they maintain the covenants of non-competition and non-solicitation set forth therein, all of the agreements provide that in the event they are terminated by us for other than cause or disability, they will be entitled to receive severance pay in an amount equal to the wages for a twelve-month period that would have been paid to them plus medical benefits for twelve months.  In addition, if any of them are terminated other than for cause or their employment with us is terminated due to their death, they shall also be entitled to receive a pro rata portion of any bonus that they would have been entitled to receive for the fiscal quarter in which they are terminated as if they had been employed by us for all of such quarter or, if their bonus was payable on an annual rather than a quarterly basis, then their pro rata portion of such bonus shall be computed based on the number of days they were employed by us during such year.   Pursuant to the above-described severance arrangements, and assuming the value of the pro-rata portion of the annual bonus to be one-half of the maximum annual bonus, Mr. Carr would have an estimated severance payout of $447,256 and Mr. Brown would have an estimated severance payout of $486,181.  Pursuant to the above-described severance arrangements, and assuming the value of the pro-rata portion of the annual bonus to be one-half of the maximum annual bonus and the value of any stock options which might accelerate pursuant to these arrangements to be equal to the difference between the market price of our Common Stock on December 31, 2007 and the exercise price of such options, Mr. Baldwin would have an estimated severance payout of $750,419, Mr. Sheridan would have an estimated severance payout of $300,403, and Mr. Kallenbach would have an estimated severance payout of $294,756.

For additional information on termination payments, see the discussion of “Severance” in the Compensation Disclosure and Analysis section above.  The Company does not provide change of control benefits to its named executive officers.

Heartland Payment Systems, Inc. 2008 Equity Incentive Plan

For information concerning the 2008 Plan, see the information included under “PROPOSAL NO. 2” above.

Heartland Payment Systems, Inc. Amended and Restated 2000 Equity Incentive Plan

For information concerning the 2000 Plan, see the information included under “PROPOSAL NO. 2” above.

Indemnification Arrangements

                   Our Bylaws provide that our Directors, and subject to the Board’s discretion, our officers, shall be indemnified and provide for the advancement to them of expenses in connection with actual or threatened proceedings and claims arising out of their status as such to the fullest extent permitted by the Delaware General Corporation Law.  We have entered into indemnification agreements with each of our Directors and executive officers that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the Delaware General Corporation Law.

  COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on these reviews and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement on Schedule 14A for the fiscal year ended December 31, 2007.

  THE COMPENSATION COMMITTEE
  Robert H. Niehaus, Chairman
  Mitchell L. Hollin
  Jonathan J. Palmer

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth below is information relating to the beneficial ownership of our common stock as of March 1, 2008, by each person known by us to beneficially own more than 5% of our outstanding shares of common stock of each class, each of our Directors and our Named Executive Officers, and all of our Directors and executive officers as a group.

                   Each stockholder’s percentage ownership in the following table is based on 37,271,249 shares of common stock outstanding as of March 1, 2008.

                   Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by them. The address of the officers, Directors and Carr Holdings, LLC is c/o Heartland Payment Systems, Inc., 90 Nassau Street, Princeton, New Jersey 08542. The address for Greenhill Capital Partners, L.P. and Messrs. Bok and Niehaus is: 300 Park Avenue, New York, NY 10022.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Shares Outstanding
5% Holders:
Carr Holdings, L.L.C.	7,414,404	(1)	19.9%
T. Rowe Price Associates, Inc.	3,304,531		8.9%

Directors and Executive Officers:
Robert O. Carr	8,831,627	(3)	23.7%
Robert H.B. Baldwin, Jr.	957,297	(4)	2.6%
Sanford C. Brown	198,476	(5)	*
Charles H.N. Kallenbach	12,500	(6)	*
Thomas M. Sheridan	268,760	(7)	*
Scott L. Bok	1,703,214	(2) (8)	4.6%
Mitchell L. Hollin	70,596	(9)	*
Robert H. Niehaus	1,792,214	(2) (10)	4.8%
Marc J. Ostro, Ph.D	50,000	(11)	*
Jonathan J. Palmer	54,321	(12)	*
George F. Raymond	41,000	(13)	*
Richard W. Vague	─		*

All Directors and Executive Officers as a group (12 persons)	13,980,005	(14)	37.5%

*	Less than one percent.

(1)	Carr Holdings, L.L.C. is a New Jersey limited liability company owned and managed by Robert O. Carr, our Chief Executive Officer and Chairman, and Jill Carr, the wife of Mr. Robert O. Carr.

(2)
Beneficial ownership consists of 1,033,702 shares of common stock held by Greenhill Capital Partners, L.P.; 315,286 shares of common stock held by Greenhill Capital, L.P.; 166,869 shares of common stock held by Greenhill Capital Partners (Executives), L.P.; and 172,357 shares of common stock held by Greenhill Capital Partners (Cayman), L.P. By virtue of their ownership and positions as the Senior Members of GCP 2000, LLC and as Managing Directors of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus may be deemed to beneficially own these shares. In addition, GCP Managing Partner, L.P. and GCP, L.P., the general partners of Greenhill Capital Partners, L.P. and its affiliated investment funds, as well as Greenhill Capital Partners, LLC and GCP 2000, LLC, which control the general partners, and Greenhill & Co., Inc., the sole member of Greenhill Capital Partners, LLC, may be deemed to beneficially own these shares. Each of Scott L. Bok, Robert F. Greenhill and Robert H. Niehaus disclaims beneficial ownership of these shares except to extent of each of their pecuniary interest therein.

(3)
Beneficial ownership consists of 7,414,404 shares of common stock held by Carr Holdings, L.L.C., a New Jersey limited liability company owned and managed by Robert O. Carr and Jill Carr, Mr. Robert O. Carr’s wife; 764,544 shares of common stock held by Robert O. Carr; 400,000 shares of common stock held by The Robert O. Carr 2001 Charitable Remainder Unitrust; 41,253 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Emily Carr; 27,364 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Ryan Carr; 37,086 shares of common stock held by The Robert O. Carr 2000 Irrevocable Trust for Kelly Carr; 2,697 shares of common stock held by the Jill A. Carr 2000 Irrevocable Trust for Corrissa Nichols, 16,584 shares of common stock held by The Jill A Carr 2000 Irrevocable Trust for Hilary Holland Carr; 2,695 shares of common stock held by the Jill A. Carr 2000 Irrevocable Trust for Robert Carr, Jr. , and options to purchase 125,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(4)
Beneficial ownership consists of 392,595 shares of common stock held directly by Mr. Baldwin, 136 shares of common stock held in the Heartland Payment Systems, Inc. 410(K) Plan, 91,325 shares of common stock held by Margaret J. Sieck and Whitney H. Baldwin as Trustees for an Indenture created June 30, 2004, and options to purchase 473,241 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(5)
Beneficial ownership consists of 80,000 shares of common stock held by Mr. Brown, and options to purchase 118,476 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(6)
Beneficial ownership consists of options issued to Mr. Kallenbach to purchase 12,500 shares of common stock under our 2000 Equity Incentive Plan. All such options are exercisable within 60 days of March 1, 2008.

(7)
Beneficial ownership consists of 86,667 shares of common stock held by Mr. Sheridan, and options to purchase 182,094 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(8)
Beneficial ownership includes options issued to Mr. Bok to purchase 15,000 shares of common stock under our 2000 Equity Incentive Plan. All such options are exercisable within 60 days of March 1, 2008.

(9)
Beneficial ownership consists of 55,596 shares of common stock held by Mr. Hollin, and options to purchase 15,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(10)
Beneficial ownership consists of 89,000 shares of common stock held by Mr. Niehaus, and options to purchase 15,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(11)
Beneficial ownership consists of 5,000 shares of common stock held by Dr. Ostro, and options to purchase 45,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008

(12)
Beneficial ownership consists of 39,321 shares of common stock held by Mr. Palmer, and options to purchase 15,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(13)
Beneficial ownership consists of 6,000 shares of common stock held by Mr. Raymond, and options to purchase 35,000 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

(14)	Includes options to purchase an aggregate of 1,051,311 shares of common stock under our 2000 Equity Incentive Plan which are exercisable within 60 days of March 1, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions described below, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest.

Scott L. Bok, the U.S. President of Greenhill & Co., Inc. and a Senior Member of GCP 2000, LLC and a Managing Director of Greenhill Capital Partners, LLC, which control the general partners of Greenhill Capital Partners, Robert H. Niehaus, the Chairman and a Senior Member of GCP 2000, LLC and Chairman and a Managing Director of Greenhill Capital Partners, LLC and Mitchell L. Hollin, a partner of LLR Partners Inc., are members of our Board of Directors.

Jeffrey T. Nichols, the son-in-law of Robert O. Carr, our Chief Executive Officer and Chairman, was formerly an Executive Director HSC Service Operations and was paid wages of $123,207 in the year ended December 31, 2007.  Mr. Nichols’ last date of employment with us was October 31, 2007.

                   We have granted options under our stock option plans to some of our executive officers.  We have also entered into indemnification agreements with each of our executive officers and Directors. See sections entitled, “Executive Officers of the Registrant—Change in Control Arrangements” and “Executive Officers of the Registrant —Indemnification Arrangements.”

                   All future transactions, including sales of stock, options or warrants, loans of any kind, or similar transactions, if any, between us and our officers, Directors and principal stockholders and their affiliates and any transactions between us and any entity with which our officers, Directors or five percent stockholders are affiliated, will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside Directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.  Our policies on these types of related-party transactions are contained in our Corporate Governance Guidelines, and can be accessed at www.heartlandpaymentsystems.com.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

Independent Public Accountants

Deloitte & Touche LLP (“Deloitte”) served as our independent accountants for the years ending December 31, 2007, 2006 and 2005.

Audit Fees

The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q, and services that are normally provided by the independent public accountant in connection with statutory and regulatory filings or engagements were $1,023,708 for 2007, $630,391 for 2006 and $380,530 for 2005.

Audit-Related Fees

The aggregate fees billed by Deloitte for professional services rendered for assurance and related services that are related to the performance of the audit or review of our financial statements were $87,100 for 2007 and $1,340,547 for 2005. No fees were billed for audit-related services in 2006. Audit-related fees paid in 2007 related to services associated with issuing consents to registration statements on Form S-3, and in 2005,  included fees for services related to issuing consents to registration statements on Form S-1.

Tax Fees

The aggregate fees billed by Deloitte for professional services rendered for tax compliance, tax advice, and tax planning were $93,135 for 2007, $184,723 for 2006 and $70,538 for 2005. The fees primarily related to services provided in connection with our tax return preparation and compliance and sales tax return preparation and compliance.

All Other Fees

No other fees were billed by Deloitte in 2007, 2006 or 2005.

Audit Committee Pre-Approval Policies

Our Audit Committee pre-approves any audit and audit-related services and any permissible non-audit services provided by Deloitte prior to the commencement of the services.  In determining whether to pre-approve a non-audit service, the Audit Committee considers whether providing the non-audit services is compatible with maintaining the auditor’s independence.  To minimize potential impairments to the objectivity of the independent auditor, it has been the Audit Committee’s practice to limit the non-audit services that may be provided by our independent auditor to tax return, compliance and planning services.

All of the services described under the captions Audit Fees, Audit-Related Fees, Tax Fees, and All Other Fees were approved by the Audit Committee in accordance with the foregoing policy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.  No member of our Compensation Committee has ever been an officer or employee of ours.  There are no family relationships among any of our Directors or executive officers.

CODE OF ETHICS

We have adopted a Code of Ethics for Senior Financial Officers that applies to our Chief Executive Officer (i.e., principal executive officer), Chief Financial Officer (i.e., principal financial officer), principal accounting officer, controller and any other person performing similar functions.  We believe our Code of Ethics complies with the requirements of Item 406 of Regulation S-K and a copy of our Code of Ethics is available on the Corporate Governance page of our website at www.heartlandpaymentsystems.com.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that during the year ended December 31, 2007, all filing requirements applicable to our officers and directors were complied with by such individuals, except that Mr. Vague did not timely file a Form 3 in connection with him joining the Board of Directors and a Form 4 in connection with a stock option grant; Mr. Baldwin did not timely file a Form 4 in connection with a distribution of stock from his trust to him individually; Messrs. Bok and Niehaus did not timely file a joint Form 4 in connection with a disposition of shares by Greenhill Capital Partners, L.P. and affiliated investment funds; and Messrs. Bok, Hollin, Niehaus, Palmer, Raymond and Vague, and Dr. Ostro did not timely file a Form 4 in connection with a stock option grant.

STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

In accordance the Company’s Bylaws and the SEC proxy rules, in order for stockholder nominees to the Board of Directors to be considered for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting, we must receive such stockholder proposals at our principal office not less than one hundred fifty (150) days prior to the date of the meeting and the proposal must satisfy the conditions established by the SEC for stockholder proposals.  If a stockholder wishes to make a proposal other than for nominees to the Board of Directors, and wants the proposal to be included in the company’s proxy statement for the 2009 annual meeting we must receive such stockholder proposals at our principal office no later than January 1, 2009. In addition, if the Company is not notified by February 14, 2009 of a proposal to be brought before the 2009 annual meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street-name stockholder”) and share a single address, only one Annual Report and Proxy Statement is being delivered to that address unless contrary instructions from any stockholder at that address were received.  This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs.  However, any such street-name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report may request a copy by contacting the bank, broker or other holder of record, or Charles Kallenbach at the Company by telephone at: (609) 683-3831, extension 2224.  The voting instruction sent to a street-name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as indicated above.

OTHER MATTERS

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of our Board of Directors, and the entire cost of such solicitation will be borne by us.  Proxies may also be solicited by our Directors, officers and employees, without additional compensation, by personal interview, telephone and facsimile.  Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and we will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Discretionary Authority

The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting.  At the date of this Proxy Statement, we do not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above.  If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

By Order of the Board of Directors,

/s/ Charles H.N. Kallenbach
General Counsel, Chief Legal Officer and Corporate Secretary
Date: April 3, 2008

Annex A
2008 EQUITY INCENTIVE PLAN

Approved by Stockholders on [_________], 2008

Termination Date: [________], 2018

1.	PURPOSE

1.1           General Purpose.  The purpose of the Plan, which will serve as the successor to the Company’s Amended and Restated 2000 Equity Incentive Plan (the “2000 Plan”), is to promote the success of Heartland Payment Systems, Inc. (the “Company”) by creating an incentive compensation arrangement that will assist the Company and its Affiliates in (i) encouraging ownership in the Company by service personnel, and thereby encouraging such persons to act in the stockholders’ interest, and (ii) attracting and retaining service personnel with exceptional abilities.

1.2           Eligible Award Recipients.  The persons eligible to receive Awards are the Employees, Directors, and Consultants of the Company and its Affiliates.

1.3           Available Awards.  The types of Awards that may be granted under the Plan include, but are not limited to: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Restricted Stock Bonuses, (iv) Stock Appreciation Rights, (v) Phantom Stock Units, (vi) Restricted Stock Units, (vii) Performance Share Bonuses, (viii) Performance Share Units and (ix) Performance Cash Bonuses.

2.	DEFINITIONS

2.1           “Administrator”  means the Board, any Committee or such delegates as shall be administering the Plan in accordance with Section 3 of the Plan.

2.2           “Affiliate”  means an entity that is directly or indirectly controlled by the Company or any entity in which the Company has significant ownership interest as determined by the Administrator.

2.3           “Applicable Laws”  means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

2.4           “Award” means an Option, Stock Award or Performance Cash Bonus granted in accordance with the terms of the Plan.

2.5           “Awardee”  means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

2.6           “Award Agreement”  means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award.  Each Award Agreement is subject to the terms and conditions of the Plan.

2.7           “Beneficial Owner”  shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

2.8           “Board”  means the board of directors of the Company.

2.9           “Cause”  shall have the meaning ascribed in any individual written agreement between the Company or any of its Affiliates and the Awardee with respect to Awards subject to such individual agreement. If no definition of the term Cause is set forth in such an individual written agreement, “Cause”  shall include but not be limited to, insubordination, dishonesty, other significant misconduct of any kind and the refusal to perform Awardee’s duties and responsibilities for any reason other than illness or incapacity.

2.10           “Change of Control”  means the occurrence of any of the following events:

(a)           The sale, exchange, lease or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to a “person” or “group” (as such terms are defined or described in Sections 3(a)(9), 13(d)(3) or 14(d)(2) of the Exchange Act);

(b)           Any person or group is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company (or any successor to all or substantially all of the assets of the Company or any entity which controls the Company), including by way of merger, consolidation or otherwise;

(c)           Either a merger or consolidation of the Company with or into another person (as defined by Section 13(d) or 14(d) of the Exchange Act) if the stockholders of the Common Stock of the Company immediately prior to such transaction are not the Beneficial Owners of a majority of the outstanding common stock of the surviving company or its parent immediately after the transaction;

(d)           During any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board (together with any new Directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of at least two-thirds of the Directors of the Company then still in office, who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office; or

(e)           A dissolution or liquidation of the Company.

2.11           “Code”  means the Internal Revenue Code of 1986, as amended.

2.12           “Committee”  means a committee of one or more members of the Board (or other individuals who are not members of the Board to the extent allowed by Applicable Law) appointed by the Board in accordance with Section 3.1 of the Plan.

2.13           “Common Stock”  means the common stock of the Company, par value $0.001 per share.

2.14           “Company”  means Heartland Payment Systems, Inc., a Delaware corporation.

2.15           “Consultant”  means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the board of directors of the Company whether compensated for such services or not.

2.16           “Continuous Service”  means that the Awardee’s service with the Company or an Affiliate, whether as an Employee, Director, or Consultant, is not interrupted or terminated, as determined in the sole discretion of the Administrator. The Awardee’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Awardee renders service to the Company or an Affiliate as an Employee, Consultant, or Director, or a change in the entity for which the Awardee renders such service, provided that there is no interruption or termination of the Awardee’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service.  The Administrator may determine whether Continuous Service shall be considered interrupted in the case of any given leave of absence; provided, however, that for purposes of the Plan (i) a leave of absence, duly authorized in writing by the Company for military leave or sickness, or for any other purpose approved by the Company if the period does not exceed ninety (90) days, and (ii) in the case of an Employee, a leave of absence in excess of ninety (90) days, duly authorized in writing by the Company, provided the Employee’s right to employment is guaranteed either by statute or contract, shall not be considered an interruption of Continuous Service.  For Incentive Stock Option purposes, an Awardee’s Continuous Service will be deemed to have been interrupted when the Awardee ceases to be an employee of the Company or a Subsidiary as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder.

2.17           “Conversion Award”  shall mean an Award issued by the Company in assumption of, or in substitution or exchange for, awards previously granted by an entity acquired by the Company or any Subsidiary.

2.18           “Covered Employee”  means an officer of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code, as such determination may be amended from time to time.

2.19           “Director”  means a member of the Board of Directors of the Company.

2.20           “Disability”  means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code for all Incentive Stock Options. For all other Awards, “Disability” means the Awardee (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (b) is qualified to receive long-term disability benefits under an applicable accident and health plan of the Company or an Affiliate.

2.21           “Dividend Equivalent”  means a credit, made at the discretion of the Administrator, to the account of a Participant in an amount equal to the cash dividends paid on one (1) share of Common Stock for each share of Common Stock represented by a Full-Value Stock Award held by such Participant.

2.22           “Employee”  means any person employed by the Company or an Affiliate. Service as a Director or compensation by the Company or an Affiliate solely for services as a Director shall not be sufficient to constitute “employment” by the Company or an Affiliate.  The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, and (ii) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

2.23           “Exchange Act”  means the Securities Exchange Act of 1934, as amended.

2.24           “Fair Market Value”  means, as of any date, the value of a Share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(a)           If the Common Stock is listed on a national or regional securities exchange or market system, including without limitation the NASDAQ Stock Market, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock, as quoted on such exchange or market constituting the primary market for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.  If the relevant date does not fall on a day on which the Common Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Common Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Administrator, in its discretion.

(b)           If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable.

(c)           In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(d)           Notwithstanding the foregoing, the Fair Market Value of the Common Stock shall at all times be determined in a manner consistent with the regulations under Section 409A of the Code, as they may be amended from time to time, with respect to Awards issued to Participants subject to Section 409A of the Code.

2.25           “Full-Value Stock Award”  shall mean any of a Restricted Stock Bonus award, Restricted Stock Unit award, Phantom Stock Unit award, Performance Share Bonus award, or Performance Share Unit award.

2.26           “Grant Date”  means, for all purposes, the date on which the Administrator approves the grant of an Award, or such later date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

2.27           “Harmful Conduct”  means a breach in any material respect of an agreement not to reveal confidential information regarding the business operations of the Company or any Affiliate, or to refrain from solicitation of customers, suppliers or employees of the Company or any Affiliate.

2.28           “Incentive Stock Option”  means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.29           “Non-Employee Director”  means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404 of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404 of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404 of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

2.30           “Nonstatutory Stock Option”  means an Option not intended to qualify as an Incentive Stock Option.

2.31           “Officer”  means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.32           “Option”  means a right granted under Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”).  Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

2.33           “Outside Director”  means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director; or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

2.34           “Participant”  means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

2.35           “Performance Cash Bonus”  means a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

2.36           “Performance Share Bonus”  means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, and subject to the provisions of Section 8.6 of the Plan.

2.37           “Performance Share Unit”  means the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests, subject to the provisions of Section 8.7 of the Plan.

2.38           “Phantom Stock Unit”  means the right to receive the value of one (1) Share of the Company’s Common Stock, subject to the provisions of Section 8.4 of the Plan.

2.39           “Plan”  means this Heartland Payment Systems, Inc. 2008 Equity Incentive Plan.

2.40           “Qualifying Performance Criteria”  shall have the meaning set forth in Section 12.2(a) of the Plan.

2.41           “Restricted Stock Bonus” means a grant of Shares of the Company’s Common Stock not requiring a Participant to pay any amount of monetary consideration, subject to the provisions of Section 8.2 of the Plan.

2.42           “Restricted Stock Unit” means the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests, subject to the provisions of Section 8.5 of the Plan.

2.43           “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

2.44           “Securities Act” means the Securities Act of 1933, as amended.

2.45           “Share”  means one (1) share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

2.46           “Stock Appreciation Right”  means the right to receive an amount equal to the Fair Market Value of one (1) Share of the Company’s Common Stock on the day the Stock Appreciation Right is exercised and redeemed, reduced by the deemed exercise price or base price of such right, subject to the provisions of Section 8.3 of the Plan.

2.47           “Stock Award”  means an award or issuance of Shares, Restricted Stock Bonus award, Stock Appreciation Right award, Phantom Stock Unit award, Restricted Stock Unit award, Performance Share Bonus award, Performance Share Unit award, or other stock-based award made under Section 8 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

2.48           “Subsidiary”  means any subsidiary corporation of the Company, whether now or hereafter existing, as such term is defined in Section 424(f) of the Code.

2.49           “Ten Percent Stockholder”  means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.	ADMINISTRATION

3.1           Procedure.

(a)           Multiple Administrative Bodies.   The Plan shall be administered by the Board, a Committee and/or their delegates.

(b)           Section 162(m).   To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to Covered Employees or Employees that the Administrator determines may be Covered Employees in the future shall be made by a Committee of two or more Outside Directors.

(c)           Rule 16b-3.   To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more Non-Employee Directors.

(d)           Delegation of Authority.   The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (i) subject to Section 16 of the Exchange Act or (ii) at the time of such approval, Covered Employees or (iii) any other executive officer.  Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan.  Such delegation may be revoked at any time.

(e)           Compliance with Listing Requirements.   The Plan will be administered in a manner that complies with any applicable NASDAQ or stock exchange listing requirements.

3.2           Powers of the Administrator.   Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

(a)           To determine from time to time which of the persons eligible under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combination of types of Awards shall be granted; the provisions of each Award granted (which need not be identical), including the number of Shares of Common Stock or amount of cash to be covered by each Award granted hereunder, the exercise and/or purchase price (if applicable), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the time or times when a person shall be permitted to receive cash and/or Common Stock pursuant to an Award (which may or may not be based on performance criteria), the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter.

(b)           To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and procedures for its administration, including rules and procedures relating to sub-plans, Plan addenda and Conversion Awards. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(c)           To amend the Plan or an Award as provided in Section 14 of the Plan.

(d)           To adopt rules and procedures (including sub-plans and/or special provisions) relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures of a jurisdiction other than and outside of the United States, including without limitation determining: (i)  the exercise or redemption price of Awards, (ii) the definition of “Fair Market Value” for purposes of the Plan, (iii) the applicable vesting schedule, (iv) the permissible methods of exercise, (v) the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements, (vi) the procedure for designating a beneficiary in the event of a Participant’s death, if such designation is to be permitted, (vii) the term of an Award, and (viii) the terms and conditions of the applicable Award Agreement.  Such rules and procedures may take precedence over other provisions of the Plan, with the exception of Section 4 and Section 11 of the Plan; however, unless otherwise superseded by the terms of such rules and procedures, the provisions of the Plan shall govern.

(e)           To authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Administrator.

(f)           To determine whether Awards will be settled in shares of Common Stock, cash or in any combination thereof.

(g)           To determine whether Full-Value Stock Awards, but not Options or Stock Appreciation Rights, will be adjusted for Dividend Equivalents.

(h)           To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of or under an Award, including, without limitation, (i) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (ii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(i)           To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of shares of Common Stock, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

(j)           To allow Participants to satisfy any U.S. federal, state, local, or foreign tax withholding obligation relating to the grant, issuance, vesting, exercise or settlement of an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold Shares of Common Stock from the Shares of Common Stock otherwise issuable to the Participant, provided, however, that no Shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) subject to the provisions of Section 12.6(d) below, delivering to the Company Shares of Common Stock owned by such Participant and unencumbered.

(k)           Generally, to exercise such powers and to perform such acts as the Administrator deems necessary, desirable, convenient or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

3.3           Effect of Administrator’s Decision.   All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons.  The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

4.	SHARES SUBJECT TO THE PLAN

4.1           Share Reserve.

(a)           Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in Common Stock, the maximum aggregate number of Shares of Common Stock that may be issued pursuant to Awards shall not exceed 7,250,000 Shares (the “Share Reserve”), minus (x) one (1) Share of Common Stock for every one (1) Share of Common Stock that was subject to outstanding Options or Stock Appreciation Rights under the 2000 Plan granted between January 1, 2008 and the Effective Date, and (y) two and seven tenths (2.7) Shares for every one (1) Share of Common Stock that was subject to outstanding Full-Value Awards under the 2000 Plan granted between January 1, 2008 and the Effective Date. After the Effective Date, no awards may be granted under the 2000 Plan.  Notwithstanding any other provision of the Plan to the contrary, the maximum aggregate number of Shares of Common Stock that may be issued under the Plan pursuant to Incentive Stock Options is 7,250,000 Shares of Common Stock (“ISO Limit”), subject to the adjustments provided for in Section 13 of the Plan.

(b)           Each Share of Common Stock issued pursuant to an Option shall reduce the Share Reserve by one (1) Share; each Share of Common Stock issued pursuant to an exercised or redeemed portion of a Stock Appreciation Right shall reduce the Share Reserve by one (1) Share; and each Share of Common Stock issued pursuant to a Full-Value Stock Award shall reduce the Share Reserve by two and seven tenths (2.7) Shares (for each such Option, Stock Appreciation Right or Full-Value Award, as applicable, the “Reserve Deduction Rate”).

(c)           Notwithstanding the foregoing, the Share Reserve shall not be reduced in the case of issuance of Conversion Awards. Additionally, in the event that an entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by the stockholders of such entity and not adopted in contemplation of such transaction, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such transaction to determine the consideration payable to the holders of common stock of the entities party to such transaction) may be used for Awards under the Plan and shall not reduce the Share Reserve; provided that the issuance of such Awards shall comply in all cases with NASD Rule 4350(i)(1)(A).

4.2           Reversion of Shares to the Share Reserve.   If any Award granted under the Plan or the 2000 Plan shall for any reason (i) expire, be cancelled, be settled in cash (in whole or in part), or otherwise terminate, in whole or in part, without having been exercised or redeemed in full, (ii) be reacquired by the Company prior to vesting, or (iii) be repurchased at cost by the Company prior to vesting, the Shares of Common Stock that are terminated or acquired under such Award shall revert or be added to the Share Reserve using the same Reserve Deduction Rate as set forth in Section 4.1(b) above, and thereafter, become available for issuance under the Plan. Notwithstanding the foregoing, Shares of Common Stock (whether awarded under the Plan or the 2000 Plan) shall not revert nor be added back to the Share Reserve, and such Shares shall not thereafter become available for issuance under the Plan upon or in respect of: (a) Shares tendered in payment, in whole or in part, of the exercise price of Options, (b) Shares withheld by the Company to satisfy any tax withholding obligation, and (c) Shares repurchased by the Company on the open market using option exercise proceeds.

4.3           Source of Shares.   The Shares of Common Stock subject to the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise, subject to the limitations set forth in Section 4.2 of the Plan.

4.4           Annual Section 162(m) Limitation.   Subject to the provisions of Section 13 of the Plan relating to adjustments upon changes in the Shares of Common Stock, solely for purposes of Awards intended to comply with Code Section 162(m), no Participant shall be eligible to be granted Incentive Stock Options, Nonstatutory Stock Options or Stock Appreciation Rights covering more than 1,812,500 Shares of Common Stock during any fiscal year, and no Participant shall be eligible to receive Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering more than 671,296 Shares of Common Stock during any fiscal year; provided that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Options or Stock Appreciation Rights covering not more than an additional 1,812,500 Shares of Common Stock, and Restricted Stock Bonus awards, Restricted Stock Unit awards, Phantom Stock Unit awards, Performance Share Bonus awards or Performance Share Unit awards covering not more than an additional 671,296 Shares of Common Stock, during the year in which such service commences, which shall not count against the limit set forth in the preceding sentence.  Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 4.4 shall be subject to adjustment under Section 13 of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

5.             ELIGIBILITY

5.1           Eligibility for Specific Awards.   Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary of the Company.  Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants.

5.2           Ten Percent Stockholders.   A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Grant Date and the Option is not exercisable after the expiration of five (5) years from the Grant Date.

5.3           Consultants.   A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (1) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (2) that such grant complies with the securities laws of all other relevant jurisdictions. (Form S-8 generally is available to consultants and advisors only if (A) they are natural persons; (B) they provide bona fide services to the issuer, its parent or its majority owned subsidiaries; and (C) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.)

6.	OPTION PROVISIONS

6.1           Option Agreement.   Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for Shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

6.2           Term.   Subject to the provisions of Section 5.2 of the Plan regarding grants of Incentive Stock Options to Ten Percent Stockholders, no Option shall be exercisable after the expiration of five (5) years from the Grant Date or such shorter term as may be provided in the Award Agreement. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the term of the Option shall be five (5) years from the Grant Date.

6.3           Exercise Price of an Option.   Subject to the provisions of Section 5.2 of the Plan regarding Ten Percent Stockholders and the provisions of Section 3.2(d) of the Plan regarding terms applicable to non-U.S. Participants, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

6.4           Consideration.   The purchase price of Common Stock acquired pursuant to an Option shall be payable, to the extent permitted by Applicable Law, by any of the following methods, as determined at the discretion of the Administrator and set forth in an Option Agreement:

(a)           in cash or by check or wire transfer at the time the Option is exercised (denominated in U.S. dollars);

(b)           subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(c)           consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(d)           cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

(e)           any other form of consideration or method of payment permitted by Applicable Law; or

(f)           by some combination of the foregoing.

6.5           Transferability of an Incentive Stock Option.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.6           Transferability of a Nonstatutory Stock Option.   A Nonstatutory Stock Option issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such Nonstatutory Stock Option to be assigned or transferred for estate planning purposes, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Awardee only by the Awardee.

6.7           Vesting Generally.   Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Administrator. The vesting provisions of individual Options may vary. The provisions of this Section 6.7 are subject to any Option provisions governing the minimum number of Shares of Common Stock as to which an Option may be exercised.

6.8           Termination of Continuous Service.   In the event an Awardee’s Continuous Service terminates (other than upon the Awardee’s death or Disability), the Awardee may exercise his or her Option (to the extent that the Awardee was entitled to exercise such Option as of the date of termination) but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable for a period of (i) one (1) month in the case of a voluntary termination, and (ii) three (3) months in the case of an involuntary dismissal other than for Cause, following the termination of the Awardee’s Continuous Service, subject to the provisions of Section 12.9.

6.9           Extension of Termination Date.   An Awardee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Awardee’s Continuous Service (other than upon the Awardee’s death or Disability or termination for Cause) would be prohibited at any time solely because the issuance of Shares of Common Stock would violate the registration requirements under the Securities Act or other applicable securities laws, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement and (ii) the expiration of a period of three (3) months after the termination of the Awardee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements or other applicable securities law. The provisions of this Section 6.9 notwithstanding, in the event that a sale of the Shares of Common Stock received upon exercise of his or her Option would subject the Awardee to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then the Option will terminate on the earlier of (A) the fifteenth (15th) day after the last date upon which such sale would result in liability, or (B) two hundred ten (210) days following the date of termination of the Awardee’s Continuous Service (and in no event later than the expiration of the term of the Option).

6.10           Disability of Awardee.   In the event that an Awardee’s Continuous Service terminates as a result of the Awardee’s Disability, the Awardee may exercise his or her Option to the extent that the Awardee was entitled to exercise such Option as of the date of termination, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after termination, the Awardee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) six (6) months following termination of Awardee’s Continuous Service as a result of the Awardee’s Disability, or (B) the expiration of the term of such Option.

6.11           Death of Awardee.   In the event (i) an Awardee’s Continuous Service terminates as a result of the Awardee’s death or (ii) the Awardee dies within the post-termination exercise period (if any) specified in the Option Agreement after the termination of the Awardee’s Continuous Service for a reason other than death, then, subject to the terms of the applicable Option Agreement, the Option may be exercised (to the extent the Awardee was entitled to exercise such Option as of the date of death) by the Awardee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Awardee’s death pursuant to Section 12.10 of the Plan, but only within such period of time as is specified in the Option Agreement (and in no event later than the expiration of the term of such Option as set forth in the Option Agreement). If, after death, the Option is not exercised within the time specified in the Option Agreement, the Option shall terminate. In the absence of a provision to the contrary in the individual Awardee’s Option Agreement, the Option shall remain exercisable until the earlier of (A) twelve (12) months following termination of Awardee’s Continuous Service as a result of the Awardee’s death, or (B) the expiration of the term of such Option.

6.12           Termination of Unvested Options.   Unless otherwise specified in the applicable Option Agreement, and subject to Sections 6.10, 6.11 and 12.1 of the Plan, any Option or portion thereof that is not vested at the time of termination of Continuous Service shall lapse and terminate, and shall not be exercisable by the Optionee or any other person.

6.13           Early Exercise Generally Not Permitted.   The Company’s general policy is not to allow the Awardee to exercise the Option as to any part or all of the Shares of Common Stock subject to the Option prior to the vesting of the Option. If, however, an Option Agreement does permit such early exercise, any unvested Shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Administrator determines to be appropriate.

6.14           Incentive Stock Option $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Awardee during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), or such other limit as may be set by law, the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

6.15           Rights as a Stockholder.   The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

7.	PERFORMANCE CASH BONUS PROVISIONS

7.1           Performance Cash Bonus Terms.   Each Performance Cash Bonus shall contain provisions regarding (i) the target, minimum and maximum amount payable to the Awardee as a Performance Cash Bonus, (ii) the performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Performance Cash Bonus prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

7.2           Maximum Cash Bonus Amount.   The maximum amount payable as a Performance Cash Bonus may be a multiple of the target amount payable, but in all cases the maximum amount payable pursuant to that portion of a Performance Cash Bonus granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $9,000,000.

7.3           Performance Criteria.   The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Performance Cash Bonus, which criteria may be based on financial performance and/or personal performance evaluations.  The Committee may specify the percentage of the target Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.  Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Performance Cash Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall comply with the provisions of Section 12.2 of the Plan.

7.4           Timing and Form of Payment.   The Administrator shall determine the timing of payment of any Performance Cash Bonus.  The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Performance Cash Bonus to be deferred to a specified date or event, subject to the provisions contained in Section 12.8 of the Plan.  The Administrator may specify the form of payment of Performance Cash Bonus, which may be cash or other property, or may provide for an Awardee to have the option for his or her Performance Cash Bonus, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

7.5           Termination of Participant’s Continuous Service.   In the event a Participant’s Continuous Service terminates, the Administrator shall have the discretion to determine the effect such termination due to Disability or death shall have on any Performance Cash Bonus.

8.	STOCK AWARD PROVISIONS

8.1           Stock Award Agreement.   Each Stock Award Agreement shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. The provisions of each category of Stock Award may change from time to time, and the terms and conditions of separate individual Stock Award Agreements within a particular category of Stock Award need not be identical, but each Stock Award Agreement shall include (through incorporation of provisions hereof by reference in the Stock Award or otherwise) the substance of each of the following provisions:

(a)           Transferability. Rights to acquire Shares of Common Stock under the Stock Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Stock Award remains subject to the terms of the Stock Award Agreement.

(b)           Rights as a Stockholder.   Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

(c)           Extension of Stock Award.    A Participant’s Award Agreement may provide that if the issuance of Shares of Common Stock would be prohibited at any time solely because such issuance would violate the registration requirements under the Securities Act or other applicable securities laws, then the Participant shall be entitled to exercise, redeem or receive the Shares of Common Stock underlying such Stock Award, as applicable, on the date that is the earlier of (i) the expiration of the term of the Award, if applicable, and (ii) a period of three (3) months after the date on which such exercise, redemption or delivery of Shares of Common Stock would not be in violation of such registration requirement or other applicable securities laws. The provisions of this Section 8.1 notwithstanding, in the event that a sale of the Shares of Common Stock received pursuant to the Award would subject the Participant to liability under Section 16(b) or Rule 10b-5 of the Exchange Act, then, if applicable, the Award will terminate on the fifteenth (15th) day after the last date upon which such sale would result in liability, but in no event later than the expiration of the term of the Award.

8.2           Restricted Stock Bonus Awards.   Restricted Stock Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Restricted Stock Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration. At the discretion of the Administrator, a Restricted Stock Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit; provided, however, that in the case of a Restricted Stock Bonus to be made to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)           Vesting. Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any Restricted Stock Bonus award. Shares of Common Stock awarded under the Restricted Stock Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Bonus agreement.

8.3           Stock Appreciation Rights.   Two types of Stock Appreciation Rights (“SARs”) shall be authorized for issuance under the Plan: (1) stand-alone SARs and (2) stapled SARs.

(a)           Generally.

i.           The number of Shares of Common Stock underlying each SAR and the exercise price in effect for those Shares shall be determined by the Administrator in its sole discretion at the time the SAR is granted. In no event, however, may the exercise price per Share be less than one hundred percent (100%) of the Fair Market Value per underlying Share of Common Stock on the grant date. Notwithstanding the foregoing, a SAR may be granted with an exercise price lower than that set forth in the preceding sentence if such SAR is granted pursuant to a Conversion Award or otherwise in a manner satisfying the provisions of Section 424 of the Code.

ii.           No SAR shall be exerciseable or redeemable after the expiration of five (5) years after the date it was granted. In the absence of a provision to the contrary in the individual’s Award Agreement, the term of the SAR shall be five (5) years from the Grant Date.

iii.           A SAR issued under this Plan shall be transferable only to the extent the Administrator, in its sole discretion, permits such SAR to be assigned or transferred for estate planning purposes, subject to the applicable limitations set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act and any other requirements of Applicable Law. Any such permitted transfers shall require the transferee to become subject to all of the terms and conditions applicable to the Awardee, including, but not limited to, the terms and conditions set forth in this Plan and the applicable Award Agreement. If the SAR does not provide for transferability, then the SAR shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable or redeemable during the lifetime of the Awardee only by the Awardee.

(b)           Stand-Alone SARs. The following terms and conditions shall govern the grant and redeemability of stand-alone SARs:

i.           The stand-alone SAR shall cover a specified number of underlying Shares of Common Stock and shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish. Upon the exercise and redemption of the stand-alone SAR, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise and redemption date) of the Shares of Common Stock underlying the redeemed right over (ii) the aggregate exercise price in effect for those Shares.

ii.           The distribution with respect to any exercised and redeemed stand-alone SAR may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

(c)           Stapled SARs. The following terms and conditions shall govern the grant and redemption of stapled SARs:

i.           Stapled SARs may only be granted concurrently with an Option to acquire the same number of Shares of Common Stock as the number of such Shares underlying the stapled SARs.

ii.           Stapled SARs shall be exercisable and redeemable upon such terms and conditions as the Administrator may establish and shall grant a holder the right to elect among (A) the exercise of the concurrently granted Option for Shares of Common Stock, whereupon the number of Shares of Common Stock subject to the stapled SARs shall be reduced by an equivalent number, (B) the exercise and redemption of such stapled SARs in exchange for a distribution from the Company in an amount equal to the excess of the Fair Market Value (on the exercise and redemption date) of the number of vested Shares which the holder redeems over the aggregate exercise price for such vested Shares, whereupon the number of Shares of Common Stock subject to the concurrently granted Option shall be reduced by any equivalent number, or (C) a combination of (A) and (B).

iii.           The distribution to which the holder of stapled SARs shall become entitled under this Section 8 upon the redemption of stapled SARs as described in Section 8.3(c)ii)(B) above may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.4           Phantom Stock Units.   The following terms and conditions shall govern the grant and redeemability of Phantom Stock Units:

(a)           Phantom Stock Unit awards shall be exercisable and redeemable by the Participant to the Company upon such terms and conditions as the Administrator may establish. The value of a single Phantom Stock Unit shall be equal to the Fair Market Value of a Share of Common Stock, unless the Administrator otherwise provides in the terms of the Award Agreement.

(b)           The distribution with respect to any exercised Phantom Stock Unit award may be made in Shares of Common Stock valued at Fair Market Value on the exercise and redemption date, in cash, or partly in Shares and partly in cash, as the Administrator shall in its sole discretion deem appropriate.

8.5           Restricted Stock Units.   A Restricted Stock Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Restricted Stock Unit vests. Restricted Stock Units shall be settled as soon as administratively practicable following the vesting of the Restricted Stock Unit.  Each Restricted Stock Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Vesting.   Vesting shall generally be based on the Participant’s Continuous Service. The Administrator shall determine the vesting schedule applicable to any such Restricted Stock Unit award. Shares of Common Stock awarded under the Restricted Stock Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)           Termination of Participant’s Continuous Service.   In the event an Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Restricted Stock Unit agreement.

8.6           Performance Share Bonus Awards.   Performance Share Bonuses shall be paid by the Company in Shares of the Common Stock of the Company. Each Performance Share Bonus agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Consideration. At the discretion of the Administrator, a Performance Share Bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit. In the event that a Performance Share Bonus is granted to a new Employee, Director, or Consultant who has not performed prior services for the Company, the Company will require payment of the par value of the Common Stock by cash or check to the extent required by Delaware General Corporation Law.

(b)           Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Bonus agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Bonus agreement shall be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(c)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Company shall automatically reacquire without cost  any or all of the Shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Performance Share Bonus agreement.

8.7           Performance Share Units.   A Performance Share Unit is the right to receive one (1) Share of the Company’s Common Stock at the time the Performance Share Unit vests. Performance Share Units shall be settled as soon as administratively practicable following the vesting of the Performance Share Unit.  Each Performance Share Unit agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a)           Vesting. Vesting shall be based on the achievement of certain performance criteria, whether financial, transactional or otherwise, as determined by the Administrator. Vesting shall be subject to the terms and conditions of the Performance Share Unit agreement. Upon failure to meet performance criteria, Shares of Common Stock awarded under the Performance Share Unit agreement may be subject to a Share reacquisition right in favor of the Company in accordance with a vesting schedule to be determined by the Administrator.

(b)           Termination of Participant’s Continuous Service. In the event a Participant’s Continuous Service terminates, the Participant shall automatically forfeit any or all of the Shares of Common Stock that have not vested as of the date of termination under the terms of the Performance Share Unit agreement.

9.	COVENANTS OF THE COMPANY

9.1           Availability of Shares.   During the terms of the Awards, the Company shall keep available at all times the number of Shares of Common Stock required to satisfy such Awards.

9.2           Securities Law Compliance.   The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Shares of Common Stock upon exercise, redemption or satisfaction of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act, or under any foreign law of similar effect, the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award nor shall it require the Company to comply with any applicable securities laws or regulations if such compliance would be unduly burdensome or costly, as determined by the Administrator in its sole discretion. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock related to such Awards unless and until such authority is obtained.

10.	USE OF PROCEEDS FROM STOCK

Proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

11.	CANCELLATION AND RE-GRANT OF OPTIONS AND SARS

The Administrator shall not have the authority to effect, at any time, (i) the repricing of any outstanding Options or SARs under the Plan, which includes reduction in exercise price, base price, or replacement of underwater Options or SARs with any other form of equity award or with cash, (ii) the cancellation of any outstanding Options or SARs under the Plan that are underwater and the grant in substitution therefor of new Options or SARs under the Plan covering the same or different number of Shares of Common Stock, and/or (iii) cancellation of underwater Options or SARs and replacement with Full Value Awards or cash. Notwithstanding the foregoing, the Administrator may grant an Option or SAR with an exercise or redemption price lower than that set forth above if such Option or SAR is granted as part of a transaction to which Section 424 or Section 409A of the Code applies.

12.	OTHER PROVISIONS APPLICABLE TO AWARDS

12.1           Acceleration of Exercisability and Vesting; Treatment Upon Death or Disability.   The Administrator shall have the power to accelerate exercisability and/or vesting when it deems fit, such as upon a Change of Control. The Administrator shall have the power to accelerate the time at which an Option or Stock Award may first be exercised or the time during which an Option or Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in such Award stating the time at which it may first be exercised or the time during which it will vest.  If an Awardee who is an Employee or a Director of the Company ceases to be an Employee or Director of the Company (i) by reason of his or her death, or (ii) solely in the case of an Employee, because of his or her Disability, then notwithstanding any contrary exercisability or vesting provisions in an Option or Stock Award (as applicable), each such outstanding Award shall immediately become vested and exercisable (as applicable) in full in respect of the aggregate number of shares covered by each such Award, provided that Performance-Based Awards, including Performance Cash Awards, shall not be eligible for such automatic acceleration.

12.2           Performance-Based Awards.   Notwithstanding anything to the contrary herein, any Awards granted under this Plan may be granted in a manner which may be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) and/or compliant with the requirements of Section 409A of the Code for performance-based compensation (“Performance-Based Awards”). To the extent required by Section 162(m) of the Code, a Participant’s Performance-Based Award shall be determined based on the attainment of Qualifying Performance Criteria approved by the Administrator and established in writing for a performance period established by the Administrator (i) while the outcome for that performance period is substantially uncertain and (ii) no more than ninety (90) days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to twenty-five percent (25%) of the relevant performance period.

(a)           Qualifying Performance Criteria.   For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following objective business criteria and measured against past Company performance, as the Committee determines: (a) pre-tax income; (b) revenue or sales; (c) operating income; (d) operating profit; (e) net earnings; (f) net income; (g) cash flow; (h) earnings per Share or book value per Share; (i) return on equity; (j) return on invested capital or assets; (k) cost reductions or savings or expense management; (l) funds from operations; (m) improvements in capital structure; (n) maintenance or improvement of profit margins; (o) market share; (p) working capital; (q) stock price; (r) consolidated earnings before any one or more of the following items: interest, taxes, depreciation or amortization; (s) implementation of the Company’s targets, critical processes and/or projects; (t) gross margins, (u) specified product sales, (v) inventory turns; (w) distributor, executive distributor, and/or preferred customer numbers, (x) product subscription numbers; or (y) distributor and customer retention rates.

The foregoing criteria may relate to the Company, one or more of its Affiliates, or one or more of its markets, divisions, units or product lines, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code and/or Section 409A of the Code, the performance goals may be calculated without regard to extraordinary items. Without limiting the generality of the foregoing, the Committee may appropriately adjust any evaluation of performance under a performance target to exclude any of the following events that occurs during an Incentive Period: (A) the effects of currency fluctuations, (B) any or all items that are excluded from the calculation of non-GAAP earnings, (C) asset write-downs, (D) litigation or claim judgments or settlements, (D) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (F) accruals for recapitalization, reorganization and restructuring programs, (G) the discontinuation, disposal or acquisition of a business or division, and (H) any other extraordinary, infrequent or non-operational items or events thereof, all as the Administrator shall determine.

(b)           Award Limits and Requirements for Performance-Based Awards.   The maximum amounts of a Performance-Based Awards payable during a fiscal year to any Participant is set forth in Section 4.4 and Section 7.2 of the Plan. To the extent required by Section 162(m) of the Code, the Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, to so certify  and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Administrator in writing. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the Performance-Based Award determined by the Administrator for a performance period shall be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that such payment or delivery shall be made in compliance with Section 409A of the Code and the regulations thereunder.

(c)           Other. The grant of a Performance-Based Award may be made solely under this Plan or may be made pursuant to such other plan or program as the Committee shall determine in its sole discretion.

12.3           No Employment or Other Service Rights.   Nothing in the Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the Bylaws of the Company, and any applicable provisions of the corporate law of the state or other jurisdiction in which the Company is domiciled, as the case may be.

12.4           Investment Assurances.   The Company may require a Participant, as a condition of exercising or redeeming an Award or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock; and (iii) to give such other written assurances as the Company may determine are reasonable in order to comply with Applicable Law. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the Shares of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws, and in either case otherwise complies with Applicable Law.

12.5           Legends.   The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with Applicable Laws, including, but not limited to, legends restricting the transfer of the Common Stock.

12.6           Tax Withholding Obligations.

(a)           As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)           In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of an Option or Stock Award.

(c)           In the case of Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Shares to be issued upon exercise of the Option or Stock Purchase Right that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld.  For purposes of this Section 12.6, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)           If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option or Stock Award by surrendering to the Company Shares that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld.  In the case of shares previously acquired from the Company that are surrendered under this Section 12.6(d), such Shares must have been owned by the Participant for such period of time as is required for the Company to avoid adverse accounting charges.

(e)           Any election or deemed election by a Participant to have Shares withheld to satisfy tax withholding obligations under Section 12.6(c) or (d) above shall be irrevocable as to the particular Shares as to which the election is made and shall be subject to the consent or disapproval of the Administrator.  Any election by a Participant under Section 12.6(d) above must be made on or prior to the applicable Tax Date.

(f)           In the event an election to have Shares withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Participant shall receive the full number of Shares with respect to which the Option or Stock Purchase Right is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

12.7           Section 409A.   Notwithstanding anything in the Plan to the contrary, it is the intent of the Company that the administration of the Plan, and the granting of all Awards under this Plan, shall be done in accordance with Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including any guidance or regulations that may be issued after the effective date of this Plan, and shall not cause the acceleration of, or the imposition of the additional, taxes provided for in Section 409A of the Code. Any Award shall be granted, deferred, paid out or modified under this Plan in a manner that shall be intended to avoid resulting in the acceleration of taxation, or the imposition of penalty taxation, under Section 409A upon a Participant. In the event that it is reasonably determined by the Administrator that any amounts payable in respect of any Award under the Plan will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amounts or will be subject to the acceleration of taxation or the imposition of penalty taxation under Section 409A of the Code, the Company may either (i) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Administrator determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Administrator determines necessary or appropriate to comply with the requirements of Section 409A of the Code.

12.8           Deferral of Award Benefits.   The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to defer compensation payable pursuant to the terms of an Award.  Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Deferral Program”) under this Plan to govern the form of Award Agreements participating in such Program.  Any such Award Agreement or Deferral Program shall specify the treatment of dividends or Dividend Equivalents (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Deferral Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A.

12.9           Forfeiture of Awards.   To the extent set forth in an Award Agreement, if an Awardee is terminated for Cause, or an Awardee has engaged in Harmful Conduct at any time during or following the termination of the Awardee’s Continuous Service, then the Administrator may, in its sole discretion, direct that:

(a)           all outstanding Awards held by such Awardee shall terminate in full;

(b)           the Awardee shall pay to the Company an amount equal to the taxable income realized upon the exercise or redemption of any Options, Stock Appreciation Rights and Phantom Stock Units or any sale of the underlying Shares obtained from such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service; and

(c)           the Awardee shall forfeit and return to the Company, as applicable, any unvested Shares pursuant to all outstanding Awards (other than Options, Stock Appreciation Rights and Phantom Stock Units) and/or pay to the Company the taxable income realized from the grant, vesting or sale of any Shares obtained pursuant to such Awards (x) during the twelve (12) months immediately preceding Awardee’s termination of Continuous Service and, (y) in the case where Participant has engaged in Harmful Conduct following such termination of Continuous Service, during the three (3) month period following Awardee’s termination of Continuous Service.

(d)           The Administrator shall determine the manner of the recovery of any such amounts which may be due to the Company and which may include, without limitation, set-off against any amounts which may be owed by the Company to the Awardee subject, in all cases, to Applicable Law and the terms and conditions of the applicable plan, arrangement or agreement.

(e)           If any provision contained in this Section shall for any reason, whether by application of existing Applicable Law or law which may develop after the Awardee’s acceptance of the grant of Awards hereunder be determined by a court of competent jurisdiction to be overly broad, the Awardee agrees to join the Company or any of its Affiliates in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the extent compatible with then Applicable Law.

12.10       Designation of Beneficiary.

(a)           An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan.  To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b)           Such designation of beneficiary may be changed by the Awardee at any time by written notice.  In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13.	ADJUSTMENTS UPON CHANGES IN STOCK

13.1           Capitalization Adjustments.   Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 4.1 (including the ISO Limit) and Section 4.4, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

13.2           Adjustments Upon a Change of Control.   In the event of a Change of Control, as defined in Sections 2.10(a) through 2.10(d), such as an asset sale, merger, or change in Board composition, then the Administrator or the board of directors of any surviving entity or acquiring entity may provide or require that the surviving or acquiring entity shall: (i) assume or continue all or any part of the Awards outstanding under the Plan; (ii) substitute substantially equivalent stock awards (including an award to acquire substantially the same consideration paid to the stockholders in the transaction by which the Change of Control occurs) for those outstanding under the Plan; (iii) redeem or purchase such Awards for consideration determined in a manner consistent with the per Share consideration being paid to the other stockholders of the Company; or (iv) any combination of the foregoing. In the event any surviving entity or acquiring entity refuses to take such actions, then with respect to Awards held by Participants whose Continuous Service has not terminated, the Administrator in its sole discretion and without liability to any person may: (1) provide for the payment of a cash amount in exchange for the cancellation of an Award equal to the product of (x) the excess, if any, of the Fair Market Value per Share of Common Stock at such time over the exercise, redemption or purchase price, if any, times (y) the total number of Shares then subject to such Award; (2) continue the Awards upon such terms as the Administrator determines in its sole discretion; (3) provide for issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards (including any unrealized value immediately prior to the Change of Control) previously granted hereunder, as determined by the Administrator in its sole discretion; or (4) notify Participants holding an Option, Stock Appreciation Right, Phantom Stock Unit, Restricted Stock Unit, or Performance Share Unit that they must exercise or redeem any portion of such Award (including, at the discretion of the Administrator, any unvested portion of such Award) at or prior to the closing of the transaction by which the Change of Control occurs and that the Awards shall terminate if not so exercised or redeemed at or prior to the closing of the transaction by which the Change of Control occurs. With respect to any other Awards outstanding under the Plan, such Awards shall terminate if not exercised or redeemed prior to the closing of the transaction by which the Change of Control occurs. The Administrator shall not be obligated to treat all Awards, even those that are of the same type, in the same manner.

13.3           Adjustments Upon a Dissolution or Liquidation.   In the event of a Change of Control as defined in Section 2.10(e), such as a dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction.  To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such event.

14.	AMENDMENT OF THE PLAN AND AWARDS

14.1           Amendment of Plan.   The Administrator at any time, and from time to time, may amend the Plan. However, except as provided in Section 13.1 of the Plan relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the stockholders of the Company: (i) to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, any New York Stock Exchange, NASDAQ or other securities exchange listing requirements, or other Applicable Law or regulation; (ii) in respect of any proposed amendment to Sections 6.5, 6.6 or 8.3(a)ii) hereof; or (iii) in respect of any proposed amendment to Section 11 hereof that would permit the repricing or cancellation and regrant of Options or Stock Appreciation Rights.

14.2           Stockholder Approval.   The Administrator may, in its sole discretion, submit any other amendment to the Plan for stockholder approval or may resubmit the Plan for reapproval by stockholders, including, but not limited to, amendments to or reapproval of the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

14.3           Contemplated Amendments.   It is expressly contemplated that the Administrator may amend the Plan in any respect the Administrator deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

14.4           No Material Impairment of Rights.   Rights under any Award granted before amendment of the Plan shall not be materially impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

14.5           Amendment of Awards.   The Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be materially impaired by any such amendment unless: (i) the Company requests the consent of the Participant and the Participant consents in writing, (ii) such amendment is necessary pursuant to Section 12.7 hereof or otherwise to meet the minimum requirements of the Code or Applicable Law.

15.	TERMINATION OR SUSPENSION OF THE PLAN

15.1           Plan Term.   The Administrator may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the later of the date that the Plan is approved by the stockholders of the Company or the date any amendment to add shares to the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

15.2           No Material Impairment of Rights.   Suspension or termination of the Plan shall not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the Participant.  Suspension or termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

16.	MISCELLANEOUS

16.1           Effective Date of Plan.   The Plan shall become effective immediately upon its adoption by the Board of Directors of the Company and approval by the stockholders of the Company (the “Effective Date”).

16.2           Governing Law; Interpretation of Plan and Awards.

(a)           This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of New Jersey.

(b)           In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c)           The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d)           The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

16.3           Limitation on Liability.   The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a)           The Non-Issuance of Shares.   The non-issuance or sale of Shares (including under Section 9.2 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder.

(b)           Tax Consequences.   Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder.  The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant.  In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties.  In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c)           Forfeiture.   The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

16.4           Indemnification.   In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties.

16.5           Unfunded Plan.   Insofar as it provides for Awards, the Plan shall be unfunded.  Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience.  The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan.  Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.  Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

PROXY

HEARTLAND PAYMENT SYSTEMS, INC.
90 NASSAU STREET
PRINCETON, NEW JERSEY 08542

The undersigned holder of Common Stock of Heartland Payment Systems, Inc. (the “Company”) hereby constitutes and appoints Robert O. Carr and Robert H.B. Baldwin, Jr. and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Nassau Inn, 10 Palmer Square, Princeton, New Jersey 08540, on Thursday, May 2, 2008 at 9:30 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting.  The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.

Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.

Said attorneys are hereby instructed to vote as specified below. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1-3 BELOW.

1.	Election of the following eight (8) nominees to serve as directors until the next Annual Meeting of Shareholders and until their successors are elected and qualified.

Nominees:	Robert O. Carr Scott L. Bok Mitchell L. Hollin	Robert H. Niehaus Marc J. Ostro, Ph.D	Jonathan J. Palmer George F. Raymond Richard W. Vague

___ FOR ALL NOMINEES	______ WITHHOLD AUTHORITY FOR ALL NOMINEES	__________________________________________ TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED ABOVE.

2.	Approval of the 2008 Equity Incentive Plan to replace the Second Amended and Restated 2000 Equity Incentive Plan.

___FOR	___AGAINST	___ABSTAIN

3.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

___FOR	___AGAINST	___ABSTAIN

4.	In their discretion, to vote upon such other matters as may properly come before the meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Dated: _________________, 2008

Signature

Signature(s) if held jointly

Please sign your name as it appears hereon.  In the case of joint owners or tenants in common, each should sign.  If signing as a trustee, guardian or in any other representative capacity or on behalf of a corporation or partnership, please indicate your title.